UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to
Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BARNES & NOBLE EDUCATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

2025 Proxy Statement

180 Park Avenue, Suite 301
Florham Park, NJ 07932
February 3, 2026
Dear Stockholder:
Barnes & Noble Education, Inc., a Delaware corporation (the “Company”), cordially invites you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 10:00 a.m., Eastern Time, on March 10, 2026, by live online webcast only. There will be no physical location for the Annual Meeting.
You will be able to attend the Annual Meeting, vote, and submit your questions during the Annual Meeting via live online webcast by visiting www.virtualshareholdermeeting.com/BNED2025. You must have your sixteen-digit control number that is shown on your proxy card. You will not be able to attend the meeting in person.
Information about the Annual Meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and the Proxy Statement. Also included are a proxy card and postage-paid return envelope. Proxies are being solicited on behalf of the Board of Directors of the Company.
Your vote is extremely important no matter how many shares you own. You are urged to read the Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy: (a) by telephone or the Internet following the instructions outlined in this Proxy Statement and on the enclosed proxy card or (b) by signing, dating and returning the enclosed proxy card in the postage-paid return envelope provided.
The Board of Directors unanimously recommends that you vote (i) FOR the election of each of the Board of Directors’ nominees, (ii) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, (iii) FOR the ratification of the appointment of BDO USA, P.C. as the independent registered public accountants for the Company’s fiscal year ending May 2, 2026, and (iv) FOR the adjournment of the Annual Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in the event that there are insufficient votes at the time of the Annual Meeting to approve the other proposals in this Proxy Statement.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on March 10, 2026: The Proxy Statement, Proxy Card and the Company’s 2025 Annual Report to Stockholders are available online at www.investor.bned.com/investor-relations/filings/annual-reports-and-proxies/default.aspx.

Sincerely,
/s/ William C. Martin

William C. Martin
Chairman of the Board of Directors

180 Park Avenue, Suite 301
Florham Park, New Jersey 07932
NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 10, 2026
Barnes & Noble Education, Inc., a Delaware corporation (“we,” “us,” “our,” “BNED” or the “Company”), will hold its Annual Meeting of Stockholders (the “Annual Meeting”) at 10:00 a.m., Eastern Time, on March 10, 2026, by live online webcast that will be available via www.virtualshareholdermeeting.com/BNED2025 for the following purposes:
1.
To elect six directors to serve until the 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement, disqualification or removal;

2.	To vote on an advisory (non-binding) basis to approve executive compensation for named executive officers;
3.	To ratify the appointment of BDO USA, P.C. as the independent registered public accountants for the Company’s fiscal year ending May 2, 2026; and
4.
To approve the adjournment of the Annual Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in the event that there are insufficient votes at the time of the Annual Meeting to approve the other proposals.

NOTE: To transact such other business as may be properly brought before the Annual Meeting and any adjournment or postponement thereof.
Only holders of record of Common Stock of the Company as of the close of business on February 2, 2026 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. There will be no physical meeting location, and the meeting will only be conducted by live online webcast, i.e., as a “Virtual Meeting.” Please refer to the instructions in the accompanying Proxy Statement for how to register to attend the Virtual Meeting.
The Board of Directors unanimously recommends that you vote FOR each of the four proposals outlined above and as more fully described in the Proxy Statement.
The Board of Directors urges you to read the Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy: (a) by telephone or the Internet following the instructions on the enclosed proxy card or (b) by signing, dating and returning the enclosed proxy card in the postage-paid return envelope provided.

Sincerely,

Christopher Neumann
General Counsel & Corporate Secretary

Florham Park, New Jersey
February 3, 2026

i

ii

PROXY STATEMENT SUMMARY
The following summary highlights information relating to the 2025 annual meeting of stockholders (the “Annual Meeting”) and executive compensation and corporate governance matters. Additional information is included in this Proxy Statement.
2025 Annual Meeting of Stockholders for Barnes & Noble Education, Inc.

General Information
Date and Time	March 10, 2026, at 10:00 a.m. (Eastern Time)
Place	Live online webcast that is available via www.virtualshareholdermeeting.com/BNED2025
Record Date	February 2, 2026
Voting Matters and Recommendations
Voting Matter	Board of Directors Recommendations
Election of six directors	FOR ALL NOMINEES
Vote on an advisory (non-binding) basis to approve executive compensation for named executive officers	FOR
Ratification of BDO USA, P.C. as the independent registered public accountants for the Company’s fiscal year ending May 2, 2026	FOR

Adjournment of the Annual Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in the event that there are insufficient votes at the time of the Annual Meeting to approve the other proposals in this Proxy Statement
FOR

The Board of Directors and management believe that good corporate governance promotes accountability to stockholders, enhances investor confidence in the Company and supports long-term value creation. The Company has implemented and fostered a culture of good corporate governance, which includes the following:

Governance Highlights
✔ We elect all directors annually

✔
None of our director nominees serve on an excessive number of public company boards

✔
The Board of Directors follows Corporate Governance Guidelines

✔
Each committee of our Board of Directors has a published charter that is reviewed and discussed at least annually

✔
We have adopted a Corporate Social Responsibility Policy

✔
Our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are 100% comprised of independent directors

✔
Independent directors and Board of Director committees meet regularly and frequently without management present

✔
Our Corporate Governance and Nominating Committee oversees our Board of Directors’ annual self-evaluation

✔
The roles of Chairman of the Board and Chief Executive Officer are separated

The Board of Directors and management seek to align the executive compensation program with the Company’s business strategy to attract, retain, and engage the talent we need to compete in our industry, and to align management with stockholders’ interests. The table below highlights key aspects of our executive compensation program.

Executive Compensation Highlights
✔
Tie a majority of executive officer pay to performance-based cash and equity incentives;

✔
For Fiscal 2025, all equity awards granted to named executive officers included performance-based criteria for vesting, in addition to a three-year vesting period

✔
Directors are subject to stock ownership targets and retention guidelines

✔
Incentive awards granted are subject to clawback and/or recoupment policies under the Equity Incentive Plan and Compensation Recovery Policy

✔
Long-term incentives comprise a significant portion of target compensation for executive officers

✔
The Company does not provide for any tax gross-ups on perquisites or other benefits

✔
Named executive officers are only entitled to limited perquisites

✔
All employees are prohibited from hedging, and directors, executive officers, and other members of senior management may not pledge our stock without the approval of the Audit Committee

✔
The Equity Incentive Plan prohibits the repricing of awards without stockholder approval

✔
Equity Incentive Plan design aligns pay with performance. For example, subsequent to the financial restructuring in June 2024, there was no payout for short-term cash incentive awards for the named executive officers in Fiscal 2025

BARNES & NOBLE EDUCATION, INC.
180 Park Avenue, Suite 301
Florham Park, New Jersey 07932
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 10, 2026

INTRODUCTION
This Proxy Statement and enclosed proxy card are being furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Barnes & Noble Education, Inc., a Delaware corporation (“we,” “us,” “our,” “BNED” or the “Company”), of proxies for use at its annual meeting of stockholders to be held on March 10, 2026 (the “Annual Meeting”), and any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.
The Board of Directors unanimously recommends that you vote (i) FOR the election of each of the Board of Directors’ nominees, (ii) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, (ii) FOR the ratification of the appointment of BDO USA, P.C. as the independent registered public accountants for the Company’s fiscal year ending May 2, 2026, and (iv) FOR the adjournment of the Annual Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in the event that there are insufficient votes at the time of the Annual Meeting to approve the other proposals in this Proxy Statement.
Stockholders Entitled to Vote
Only holders of record of the Company’s Common Stock, as of the close of business on February 2, 2026 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 34,294,569 shares of Common Stock were outstanding. Each share of Common Stock entitles the record holder thereof to one vote on each matter brought before the Annual Meeting.
This Proxy Statement, the accompanying proxy card, and our 2025 Annual Report are being distributed to stockholders entitled to vote at the meeting on or about February 3, 2026.
How to Vote
Your vote is very important to the Board of Directors no matter how many shares of our Common Stock you own. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares as soon as possible.
If You Are a Registered Holder of Common Stock
If you are a registered holder of Common Stock, you may vote your shares either by voting by proxy in advance of the Annual Meeting or by voting online during the Annual Meeting. By submitting a proxy, you are legally authorizing another person to vote your shares on your behalf.
We urge you to use the enclosed proxy card to vote (i) FOR the election of each of the Board of Directors’ nominees, (ii) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement, (iii) FOR the ratification of the appointment of BDO USA, P.C. as the independent registered public accountants for the Company’s fiscal year ending May 2, 2026, and (iv) FOR the adjournment of the Annual Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in the event that there are insufficient votes at the time of the Annual Meeting to approve the other proposals in this Proxy Statement.
If you submit your executed proxy card, or otherwise vote by telephone or by the Internet, your shares will be voted in accordance with your instructions; however, if you do not indicate how your shares are to be voted on a properly executed proxy card or when voting over the phone or the Internet, then your shares will be voted in accordance with the Board of Directors’ recommendations set forth in this Proxy Statement. In addition, if any other matters are brought before the Annual Meeting (other than the proposals contained in this Proxy Statement), then the individuals listed on the proxy card will have the authority to vote your shares on those other matters in accordance with their discretion and judgment.
Whether or not you plan to attend the Annual Meeting, we urge you to promptly submit a proxy: (a) by telephone or the Internet following the instructions outlined in this Proxy Statement and on the enclosed proxy card or (b) by signing, dating and returning the enclosed proxy card in the postage-paid return envelope provided. If you later decide to attend the Annual Meeting via the online webcast and vote, that vote will automatically revoke any previously submitted proxy.
If You Hold Your Shares in “Street Name”
If you hold your shares in “street name,” i.e., through a bank, broker or other holder of record (a “custodian”), your custodian is the stockholder of record for purposes of voting and is required to vote your shares on your behalf in accordance with your instructions. If you do not give instructions to your custodian, your custodian will not be permitted to vote your shares with respect to “non-discretionary” or “non-routine” items, which include all matters on the agenda other than the ratification of the appointment of the independent registered public accountants. A “broker non-vote” occurs when a custodian does not vote on a particular proposal because it has not received voting instructions from the applicable beneficial owner and does not have discretionary voting power on the matter in question pursuant to New York Stock Exchange (“NYSE”) rules or chooses not to exercise discretionary voting power in accordance with its internal policies. Accordingly, we urge you to promptly give instructions to your custodian to vote FOR all items on the agenda by using the voting instruction card provided to you by your custodian. If you intend to vote your shares held in street name online during the Annual Meeting, please contact your custodian in advance of the Annual Meeting to ensure access and the ability to vote.
Voting in the Annual Meeting Webcast
If you plan to attend the Annual Meeting via the online webcast and wish to vote, you will have access to an electronic ballot on the Annual Meeting virtual webcast site. You may vote at the Annual Meeting by clicking on the ‘Stockholder Ballot’ link on the Annual Meeting Webcast site, completing the electronic ballot and clicking ‘Sign and Submit’ to send your completed ballot directly to the Inspector of Election before the polls are closed at the Annual Meeting.
Quorum and Votes Required
Quorum
The presence virtually or by proxy at the Annual Meeting of the holders of shares of Common Stock of the Company having a majority of the voting power of the Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Abstentions and broker non-votes will be included in determining whether a quorum is present.
Votes Required and Treatment of Abstentions and Broker Non-Votes
Directors shall be elected by the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon who are present virtually or represented by proxy at the Annual Meeting. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of nominees.
With respect to the proposal regarding the approval, on an advisory basis, of the compensation of the Company’s named executive officers, the Company will consider the affirmative vote of a majority of the votes cast on the proposal as approval of the compensation of the Company’s named executive officers (“NEOs”). Abstentions and broker non-votes will not be included in the votes cast on this proposal and will not have a positive or negative effect on the outcome of this proposal.
Ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accountants requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions will not be included in the votes cast and, as such, will have no effect on the outcome of this proposal. Your custodian will have discretionary authority to vote on the proposal absent voting instructions.
Approval of the adjournment of the Annual Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in the event that there are insufficient votes at the time of the Annual Meeting to approve the other proposals in this Proxy Statement requires the affirmative vote of a majority of shares present virtually or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as a vote “against” the proposal, and broker non-votes will not have a positive or negative effect on the outcome of this proposal.

Attendance at the Annual Meeting
Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to stockholders of the Company as of the close of business on the Record Date and guests of the Company. You will not be able to attend the Annual Meeting in person at a physical location. To attend the virtual meeting, you must have your sixteen-digit control number that is shown on your proxy card.
If you have any questions or encounter any difficulties accessing the virtual meeting, please call the technical support number that will be posted on the 2025 Annual Meeting website log-in page. You may log in 15 minutes before the start of the meeting. Stockholders are encouraged to log into the online webcast 15 minutes before the start of the meeting to provide time to test their Internet connectivity and download the required software, if needed.
Even if you wish to attend the virtual meeting, we urge you to cast your vote prior to the meeting using the enclosed proxy card, via the Internet, or by telephone. If you choose to vote at the meeting, it will revoke any previous proxy submitted. If you hold your shares in street name and wish to vote during the meeting, please contact your custodian in advance of the Annual Meeting to ensure access and the ability to vote.
How to Revoke Your Proxy
Your proxy is revocable. If you want to change your vote, you may revoke your proxy by: (i) submitting your vote at a later time via the Internet or telephone; (ii) submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting; (iii) attending the Annual Meeting and voting online during the meeting (if you do revoke your proxy during the meeting, it will not, of course, affect any vote that has already been taken); or (iv) providing a signed letter of revocation to the Corporate Secretary of the Company before the closing of the polls at the Annual Meeting.
Fiscal Year
Our fiscal year is comprised of 52 or 53 weeks, ending on the Saturday closest to the last day of April. “Fiscal 2026” means the 52 weeks ended May 2, 2026, “Fiscal 2025” means the 53 weeks ended May 3, 2025, “Fiscal 2024” means the 52 weeks ended April 27, 2024, and “Fiscal 2023” means the 52 weeks ended April 29, 2023.

PROPOSAL ONE: ELECTION OF DIRECTORS
Introduction
The Company strives to maintain a Board with broad and diverse experience and judgment. Diversity is considered in a broad sense, including, among other attributes, leadership, experience, skills, perspectives, gender, ethnicity and geography. The grid below summarizes the key qualifications, skills and attributes each of our directors possesses that were most relevant to the decision to nominate him or her to serve on the Board. The lack of a checkmark does not mean the director does not possess that qualification or skill; rather a checkmark indicates a specific area of focus or expertise on which the Board relies most heavily. In addition, more than 50% of our directors are women or racial or ethnic minorities. Our director nominees exhibit high integrity, innovative thinking, a proven record of success, and knowledge of corporate governance. The director nominees bring a balance of important skills to our boardroom.

Skills and Attributes	Hoffman	Madnani	Martin	Singer	Walker	Warren
Academia / Education	✔				✔
Accounting, Internal Control Risk Management		✔	✔	✔	✔	✔
Business Head / Executive	✔	✔	✔	✔	✔	✔
Business Operations	✔		✔	✔	✔	✔
CEO and Executive		✔	✔	✔	✔	✔
Commercial Business	✔		✔	✔	✔	✔
Corporate Governance	✔	✔	✔	✔	✔	✔
Customer Engagement / Marketing	✔		✔	✔	✔	✔
Data Analytics	✔	✔	✔			✔
Defense Industry or Military			✔		✔
Digital / e-Commerce	✔	✔	✔	✔	✔	✔
Digital Experience	✔		✔		✔	✔
Financial Expertise and Literacy	✔	✔	✔	✔	✔	✔
Financing and Investments	✔	✔	✔	✔	✔
Government / Public Policy					✔
International Business	✔	✔		✔	✔
Knowledge of Company Business			✔	✔	✔	✔
Legal Expertise			✔	✔
Operational and Strategy Planning	✔	✔	✔	✔	✔	✔
Other Relevant Industry	✔	✔			✔	✔
Public Company	✔	✔	✔	✔	✔	✔
Retail Experience	✔
Science, Technology, and Innovation	✔	✔	✔	✔	✔	✔
Sustainability and Corporate Responsibility	✔	✔	✔	✔	✔	✔

Information Concerning the Directors and the Board of Directors’ Nominees
Background information with respect to the Board of Directors’ nominees for election as directors as of January 15, 2026 appears below. See “Security Ownership of Certain Beneficial Owners and Management” for information regarding such persons’ holdings of equity securities of the Company.

Name	Age	Director Since	Position
Nominees for Election at the Annual Meeting
Emily S. Hoffman*	48	2024	Current Director, Chair of the Corporate Governance and Nominating Committee, Member of the Compensation Committee, and Director Nominee
Sean Vijay Madnani*	47	2024	Current Director, Chair of the Audit Committee, Member of the Compensation Committee and the Corporate Governance and Nominating Committee, and Director Nominee
William C. Martin	48	2024	Chairman of the Board, Member of the Strategy and Operational Review Committee, and Director Nominee
Eric B. Singer	52	2024	Current Director, Chair of the Strategy and Operational Review Committee, and Director Nominee
Kathryn (“Kate”) Eberle Walker*	49	2022	Current Director, Member of the Audit Committee, and Director Nominee
Denise Warren*	62	2022	Current Director, Member of the Audit Committee, and Director Nominee

*	Independent for purposes of the NYSE listing standards.
Nominees for Election as Director
The following individuals are nominees for director at the Annual Meeting. The nominees elected at the Annual Meeting will serve for a term ending on the date of the 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement, disqualification or removal. The Board of Directors unanimously recommends a vote FOR each of the below nominees for director by telephone or the Internet, following the instructions outlined in this Proxy Statement and on the enclosed proxy card.
Emily S. Hoffman was appointed as a director in June 2024. Ms. Hoffman has served as a member of the board of directors of Immersion Corporation since 2023. Ms. Hoffman currently serves as Chief Marketing Officer for eCornell, Cornell University’s professional education unit, a role she has held since September 2025. Previously, Ms. Hoffman served as Chief Marketing Officer of SmartPak Equine LLC, an e-commerce retailer and indirect, wholly-owned, subsidiary of Covetrus, Inc., from January 2024 to March 2025. Prior to this, she held U.S. and Global marketing roles at Nestle Health Science from 2017 through 2024. Prior to 2017, Ms. Hoffman held various positions at several multinational companies, including BlackRock, Johnson & Johnson and General Mills. Ms. Hoffman has a track record of driving financial, operational and strategic results across complex B2C and B2B portfolios in highly regulated industries in the U.S. and internationally. Ms. Hoffman has a B.S. in Engineering from Cornell University and an MBA from Harvard Business School.

Qualifications, Experience, Attributes and Skills: Ms. Hoffman brings to the Board years of experience delivering financial (P&L), operational, and strategic results across a diverse set of industries including Education, Healthcare, Consumer Products, Food, eCommerce and Financial Services. Ms. Hoffman brings significant management experience leading and expanding businesses both in the U.S. and internationally.
Sean Vijay Madnani was appointed as a director in June 2024. Mr. Madnani has served as Founder and Chief Executive Officer of Twist Capital LLC (“Twist Capital”), an investment company, since September 2019. Previously and in connection with his service at Twist Capital, Mr. Madnani served as Chief Executive Officer and Chairman of the board of directors of Twist Investment Corp. (intended to be listed as NYSE: TWIC.U), an unlisted blank check special purpose acquisition company, from February 2021 until its dissolution in December 2022. Prior to founding Twist Capital, Mr. Madnani served as a Senior Advisor at Guggenheim Securities LLC, a registered broker-dealer and subsidiary of Guggenheim Partners LLC, from September 2019 to March 2020, and a Senior Managing Director, from June 2015 to August 2019. Prior to that, Mr. Madnani served in a number of senior roles at Blackstone Inc. (NYSE: BX), an alternative investment management company, from July 2005 to June 2015, including most recently as Senior Managing Director, Partner, and Head of Technology M&A for the Western United States and Asia-Pacific. Earlier in his career, Mr. Madnani served as an investment banker at Lazard Inc. (NYSE: LAZ), a global financial advisory and asset management firm, from July 2000 to May 2005. Mr. Madnani started his career as a software developer within the cooperative education program at International Business Machines Corporation (NYSE: IBM). Mr. Madnani holds a Bachelor of Arts in Economics, with a minor in Business Administration from the University of California at Berkeley.
Mr. Madnani has been a member of the board of trustees for the non-profit organization Hollywood Schoolhouse Inc. since October 2021.
Mr. Madnani previously served as an observer on the boards of directors of Blackboxstocks, Inc. (Nasdaq: BLBX), a SaaS financial analytics company, from May 2022 to June 2022 and On the Fly Inc. (d/b/a Wingtip), an e-commerce retailer for men’s clothing and apparel, from November 2014 to June 2022. In addition, Mr. Madnani previously served on the boards of directors for the Los Angeles Opera Company from April 2018 through March 2021, and The Wang Center for the Performing Arts Inc. from September 2012 through May 2016. Moreover, Mr. Madnani served as a member of the campaign steering committee for Rady Children’s Hospital-San Diego from October 2019 until December 2024.
Qualifications, Experience, Attributes and Skills: Mr. Madnani’s extensive experience serving as a senior executive in the financial industry, with a focus on the technology sector, coupled with his significant investment and financial accounting expertise, including extensive merger and acquisition experience, makes him well-qualified to serve on the Board.
William C. Martin was appointed as Chairman of the Board in June 2024. Mr. Martin joined Immersion Corporation’s board of directors in August 2019 and has served as its Chief Strategy Officer since December 2021. Mr. Martin has extensive experience as a board member, investor, and entrepreneur. He previously ran a private investment fund for Raging Capital Management from 2006 to 2020 that is currently being wound down. As an entrepreneur, he co-founded a number of financial information companies, including Raging Bull in 1997 and InsiderScore in 2004. Mr. Martin has served on numerous public company boards, including nine years on the board of Bankrate, Inc., a consumer finance company, which was acquired in 2009; the board of Salary.com, Inc., a compensation data and software company, which was acquired in 2010; and the board of Vitesse Semiconductor Corp., a semiconductor company, which was acquired in 2015. Mr. Martin also manages his personal family office, Raging Capital Ventures.
Qualifications, Experience, Attributes and Skills: Mr. Martin’s extensive experience and successful track record as an investor, entrepreneur and public company director enables him to provide the Board and management with valuable perspectives on our operations, capital allocation strategies and other corporate strategies to maximize stockholder value. Mr. Martin also has a long track record of investing in publicly traded companies and actively engaging in certain investments. As a result, Mr. Martin brings the perspective of a stockholder to the Board that is critical in creating and implementing strategies that increase stockholder value.
Eric B. Singer was appointed as a director in June 2024. Mr. Singer has served as a member of the board of directors of Immersion Corporation since March 2020, as Immersion Corporation’s Executive Chairman from August 2020 to January 2023, and as Immersion Corporation’s Chairman of the board of directors since January 2023. Since December 2023, Mr. Singer has served as a director of Universal Electronics, a global leader in wireless universal control solutions for home entertainment and smart home devices. Since July 2019, Mr. Singer has served as a director of A10 Networks, Inc. (NYSE: ATEN), an application controller and firewall cloud security company, and has served as its lead independent director since September 2021. Mr. Singer was a founder and Managing Member of VIEX Capital Advisors, a securities investment firm. In addition to a long track record as a successful investor in technology companies, Mr. Singer has substantial experience serving on public boards and assisting them in creating and expanding stockholder value. Mr. Singer previously served on the boards of directors of Quantum Corporation, a video data storage and management company, Numerex Corp., a provider of managed machine-to-machine enterprise solutions enabling the Internet of Things, RhythmOne plc and YuMe, Inc., each a provider of brand video advertising software and audience data, Support.com, Inc., a provider of tech support and support center services, Meru Networks, Inc., a Wi-Fi network solutions company, PLX Technology, Inc., a PCI Express and ethernet semiconductor company, and Sigma Designs, Inc., an integrated circuit provider for the home entertainment market, among other companies. Mr. Singer has a B.A. from Brandeis University.
Qualifications, Experience, Attributes and Skills: Mr. Singer has specific attributes that qualify him to serve as a member of the Board, including his extensive financial and operating experience and knowledge of the technology industry gained through his service on numerous public company boards. Mr. Singer also has a long track record of investing in publicly traded companies and actively engaging with certain investments. As a result, Mr. Singer brings the perspective of a stockholder to the Board that is critical in creating and implementing strategies that increase stockholder value.
Kathryn (“Kate”) Eberle Walker has served as a director since July 2022. Since 2019, Ms. Walker has been the Chief Executive Officer and Board Chair of Presence Learning Inc., a provider of special education teletherapy solutions. From 2015 to 2017, she served as Chief Executive Officer of The Princeton Review and Tutor.com, and its Chief Financial Officer and Chief Strategy Officer from 2014 to 2015. Ms. Walker managed mergers and acquisitions, strategy and investments for Kaplan, Inc. from 2006 to 2014. Ms. Walker began her career in investment banking at Goldman Sachs. She currently serves as a Director of Prospect Schools, and as a Trustee of the International School of Brooklyn. Ms. Walker previously served on the Board of Directors of Rosetta Stone from 2019 until the company’s acquisition by Cambium Learning Group Inc. in 2020, and on the Board of Directors of Babbel, Inc. from 2021 to 2024. She holds an MBA from Harvard Business School.
Qualifications, Experience, Attributes and Skills. Ms. Walker has over 20 years of experience leading education organizations and brings extensive board service with companies in the education industry. Ms. Walker’s experience also allows her to bring to the Board of Directors skills in diversity, equity and inclusion, management strategy, transactions, finance, leadership, change management and education technology.
Denise Warren has served as a director since July 2022. Since 2016, she has also served as the Founder and Chief Executive Officer of Netlyst, LLC, a consulting and advisory firm that focuses on digital business growth and scaling consumer and enterprise recurring revenue streams. Prior to founding Netlyst, Ms. Warren served as the President of Digital and Chief Executive Officer of East Coast Publishing for Tribune Publishing from 2015 to 2016. For more than 25 years, she served in numerous capacities at The New York Times Company including as Executive Vice President of Digital Products and Services; General Manager, nytimes.com; Chief Advertising Officer; Senior Vice President of Strategic Planning; and Director of Marketing. Ms. Warren currently serves as an independent Director and member of the audit committee of Taylor Morrison Home Corporation (NYSE: TMHC), and as an independent director on the board of directors of Naviga, a Vista Equity partners backed software technology company, and McClatchy Media, a private news media, magazine, marketing and distribution company. She previously served as a Director and Chair of the Nominating and Governance Committee of Monotype Imaging Holdings Inc., a publicly traded provider of design assets, technology and expertise, and as a Director and member of the audit committee of Electronic Arts Inc. (Nasdaq: EA), a publicly traded digital interactive entertainment company. Ms. Warren holds a B.S. in management from Tulane University and an M.B.A. in communications and media management from Fordham University.
Qualifications, Experience, Attributes and Skills. Ms. Warren’s long experience in operating profitable recurring revenue businesses and driving transformative change in digital operations, consumer marketing, sales and product development at the strategic, operational and financial levels of digital marketing, business operations and corporate governance make her well qualified to serve on the Board of Directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE
ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE VIA THE INTERNET,
BY TELEPHONE, OR BY USING THE ENCLOSED PROXY CARD.

CORPORATE GOVERNANCE
Meetings and Committees of the Board of Directors
The Board of Directors then in office met thirteen (13) times during Fiscal 2025. All directors then in office attended at least 75% of all meetings of the Board of Directors and committees of which he or she was a member.
Director Independence
Based on the information supplied to it by the directors, the Board has affirmatively determined that each of Kathryn Eberle Walker, Sean Vijay Madnani, Denise Warren, Elias N. Nader and Emily S. Hoffman is “independent” under the listing standards of the NYSE (the “NYSE Listing Standards”), and has made such determinations based on the fact that none of such persons have had, or currently have, any relationship with the Company or its affiliates or any executive officer of the Company or his or her affiliates, that would currently impair their independence, including, without limitation, any such commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship.
Board Committees
The Board currently has four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, and the Strategy and Operational Review Committee (the “SORC”), which is a special committee to review, among other things, the Company’s operational performance, cost structure and margin improvement opportunities, organizational structure as well as exploring all other available shareholder value creation levers. Mr. Singer (Chair) and Mr. Martin currently serve as the sole members of the SORC.
Audit Committee.
The responsibilities of the Audit Committee include, among other duties:
•	overseeing the quality and integrity of our financial statements, accounting practices and financial information we provide to the Securities and Exchange Commission (“SEC”) or the public;
•
reviewing our annual and interim financial statements, the report of our independent registered public accounting firm on our annual financial statements, Management’s Report on Internal Control over Financial Reporting and the disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•	selecting and appointing an independent registered public accounting firm;
•	pre-approving all services to be provided to us by our independent registered public accounting firm;
•
reviewing with our independent registered public accounting firm and our management the accounting firm’s significant findings and recommendations upon the completion of the annual financial audit and quarterly reviews;

•	reviewing and evaluating the qualification, performance, fees and independence of our registered public accounting firm;
•	meeting with our independent registered public accounting firm and our management regarding our internal controls, critical accounting policies and practices, and other matters;
•	discussing with our independent registered public accounting firm and our management earnings releases prior to their issuance;
•	overseeing our enterprise risk assessment and management;
•	overseeing our internal audit function;
•	reviewing and approving related party transactions (see “Certain Relationships and Related Transactions” below); and
•	overseeing our compliance program, response to regulatory actions involving financial, accounting and internal control matters, internal controls and risk management policies.

The Board of Directors has adopted a written charter setting out the functions of the Audit Committee, a copy of which is available on the Company’s website at www.bned.com and is available in print to any stockholder who requests it in writing directed to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 180 Park Avenue, Suite 301, Florham Park, New Jersey 07932.
The members of the Audit Committee currently are Sean Vijay Madnani (Chair), Kathryn Eberle Walker, and Denise Warren. Each of the Audit Committee members meets the independence standards of the NYSE Listing Standards, the independence standards established by the SEC for audit committee members and our Corporate Governance Guidelines. The Board of Directors has also determined that each of Mr. Madnani, Ms. Walker and Ms. Warren is financially literate for purposes of the NYSE Listing Standards, and Mr. Madnani has the requisite attributes of an “audit committee financial expert” as defined by regulations promulgated by the SEC and that such attributes were acquired through relevant education and/or experience.
The members of the Audit Committee then in office met eleven (11) times during Fiscal 2025.
Compensation Committee.
The responsibilities of the Compensation Committee include, among other duties:
•	setting and reviewing our general policy regarding executive compensation;
•	determining the compensation of our Chief Executive Officer and other executive officers;
•	approving employment agreements for our Chief Executive Officer and other executive officers;
•	reviewing the benefits provided to our Chief Executive Officer and other executive officers;
•	setting and reviewing director compensation;
•	overseeing our overall compensation structure, practices and benefit plans;
•	administering our executive bonus and equity-based incentive plans;
•
assessing the independence of compensation consultants, legal counsel and other advisors to the Compensation Committee and hiring, approving the fees and overseeing the work of, and terminating the services of such advisors; and

•	participating in succession planning for Chief Executive Officer and other executive officers.
The Board of Directors has adopted a written charter setting out the functions of the Compensation Committee, a copy of which is available on the Company’s website at www.bned.com and is available in print to any stockholder who requests it in writing directed to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 180 Park Avenue, Suite 301, Florham Park, New Jersey 07932.
The members of the Compensation Committee currently are Elias N. Nader (Chair), Emily S. Hoffman, and Sean Vijay Madnani. Each of the Compensation Committee members meets the independence standards of the NYSE Listing Standards and our Corporate Governance Guidelines. All members of the Compensation Committee are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Nader will not serve as a member of the Board following the Annual Meeting, and the Board will nominate a Board member to serve as the Chair of the Compensation Committee at that time.
The members of the Compensation Committee then in office met five (5) times during Fiscal 2025. “Roles of the Compensation Committee, Management, and our Compensation Consultant in Determining the Compensation of our Named Executive Officers” and “Role of the Compensation Consultant” sections of this Proxy Statement.
Corporate Governance and Nominating Committee.
The responsibilities of the Corporate Governance and Nominating Committee include, among other duties:
•	overseeing our corporate governance practices;
•	reviewing and recommending to our Board of Directors amendments to our committee charters and other corporate governance guidelines;
•	reviewing and making recommendations to our Board of Directors regarding the structure of our various Board of Directors committees;

•	identifying, reviewing and recommending to our Board of Directors individuals for election to the Board of Directors;
•	adopting and reviewing policies regarding the consideration of Board of Directors candidates proposed by stockholders and other criteria for Board of Directors membership; and
•	overseeing our Board of Directors’ annual self-evaluation.
The Board of Directors has adopted a written charter setting out the functions of the Corporate Governance and Nominating Committee, a copy of which is available on the Company’s website at www.bned.com and is available in print to any stockholder who requests it in writing directed to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 180 Park Avenue, Suite 301, Florham Park, New Jersey 07932.
The members of the Corporate Governance and Nominating Committee currently are Emily S. Hoffman (Chair), Sean Vijay Madnani and Elias N. Nader. Each of the Corporate Governance and Nominating Committee members meets the independence requirements set forth in the NYSE Listing Standards and our Corporate Governance Guidelines. The members of the Corporate Governance and Nominating Committee then in office met five (5) times during Fiscal 2025. Mr. Nader will not serve as a member of the Board following the Annual Meeting, and the Board will nominate a Board member to serve on the Corporate Governance and Nominating Committee at that time.
From the beginning of Fiscal 2025 through June 10, 2024, our Compensation Committee had previously been comprised of David G. Golden (Chair), Kathryn Eberle Walker, Vice Admiral John R. Ryan and Rory D. Wallace.
Director Qualifications and Nominations
Minimum Qualifications
The Company does not set specific criteria for directors except to the extent required to meet applicable legal, regulatory and stock exchange requirements, including, but not limited to, the independence requirements of the NYSE Listing Standards and the SEC, as applicable. Nominees for director will be selected on the basis of outstanding achievement in their personal careers, board experience, wisdom, integrity, ability to make independent and analytical inquiries, understanding of the business environment, and willingness to devote adequate time to Board of Directors duties. While the selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, the Corporate Governance and Nominating Committee believes that each director should have a basic understanding of (a) the principal operational and financial objectives and plans and strategies of the Company, (b) the results of operations and financial condition of the Company and of any significant subsidiaries or businesses, and (c) the relative standing of the Company and its businesses in relation to its competitors.
The Company does not have a specific policy regarding the diversity of the Board of Directors. Instead, the Corporate Governance and Nominating Committee considers the Board of Directors’ overall composition when considering director candidates, including whether the Board of Directors has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of the Company’s current and expected future needs. In addition, the Corporate Governance and Nominating Committee also believes that it is desirable for new candidates to contribute to a variety of viewpoints on the Board of Directors, which may be enhanced by a mix of different professional and personal backgrounds and experiences.
Nominating Process
Although the process for identifying and evaluating candidates to fill vacancies and/or reduce or expand the Board of Directors will inevitably require a practical approach in light of the particular circumstances at such time, the Board of Directors has adopted the following process to guide the Corporate Governance and Nominating Committee in this respect. The Corporate Governance and Nominating Committee is willing to consider candidates submitted by a variety of sources (including incumbent directors, stockholders (as described below), Company management and independent third-party search firms) when reviewing candidates to fill vacancies and/or expand the Board of Directors. If a vacancy arises or the Board of Directors decides to expand its membership, the Corporate Governance and Nominating Committee may ask each director to submit a list of potential candidates for consideration. The Corporate Governance and Nominating Committee then evaluates each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he or she is potentially qualified to serve on the Board of Directors. At that time, the Corporate Governance and Nominating Committee also will consider potential nominees submitted by stockholders, if any, in accordance with the procedures described below, or by the Company’s management and, if the Corporate Governance and Nominating Committee deems it necessary, retain an independent third-party search firm to provide potential candidates. The Corporate Governance and Nominating Committee seeks to identify and recruit the best available candidates, and it intends to evaluate qualified stockholder nominees on the same basis as those submitted by Board of Directors members, Company management, independent third-party search firms or other sources.
After completing this process, the Corporate Governance and Nominating Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidate(s), the Corporate Governance and Nominating Committee will rank them by order of preference, depending on their respective qualifications and the Company’s needs. The Corporate Governance and Nominating Committee Chair will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with the full Corporate Governance and Nominating Committee. All such interviews include only the candidate and one or more Corporate Governance and Nominating Committee members. Based upon interview results and appropriate background checks, the Corporate Governance and Nominating Committee then decides whether it will recommend the candidate’s nomination to the full Board of Directors.
When nominating a sitting director for re-election, the Corporate Governance and Nominating Committee will consider the director’s performance on the Board of Directors and its committees and the director’s qualifications in respect of the criteria referred to above.
Consideration of Stockholder-Nominated Directors
In accordance with its charter, the Corporate Governance and Nominating Committee will consider candidates for election to the Board of Directors at a stockholder meeting if submitted by an eligible stockholder in a timely manner. Any eligible stockholder wishing to submit a candidate for consideration for election at a stockholder meeting should send the following information to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 180 Park Avenue, Suite 301, Florham Park, New Jersey 07932.
•	stockholder’s name, number of shares owned, length of period held, and proof of ownership;
•	name, age and address of candidate;
•
a detailed resume describing, among other things, the candidate’s educational background, occupation, employment history for at least the previous five years, and material outside commitments (e.g., memberships on other Board of Directors and committees, charitable foundations, etc.);

•	a supporting statement which describes the candidate’s reasons for seeking election to the Board of Directors;
•	a description of any arrangements or understandings between the candidate and the Company and/or the stockholder; and
•	a signed statement from the candidate, confirming his/her willingness to serve on the Board of Directors.
Eligible stockholders who do not wish to follow the foregoing procedure but who wish instead to nominate directly one or more persons for election to the Board of Directors must comply with the procedures established by our amended and restated bylaws (“Bylaws”). Our Bylaws provide that in order to nominate a person for election as a director at next year’s annual meeting, a notice of an intention to nominate one or more directors containing certain information required by the Bylaws must be delivered to the Corporate Secretary of the Company. Since the 2025 annual meeting of stockholders will be more than 60 days later than the anniversary of the prior annual meeting, in order to be timely, whether or not a stockholder wishes to have his or her nominees included in the Company’s proxy materials, the Corporate Secretary of the Company must receive nominations for election to the Board of Directors for the 2025 annual meeting at Barnes & Noble Education, Inc., 180 Park Avenue, Suite 301, Florham Park, New Jersey, 07932, no earlier than the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made.
Additionally, the Corporate Governance and Nominating Committee will consider stockholder nominated candidates if a vacancy arises or if the Board of Directors decides to expand its membership, and at such other times as the Corporate Governance and Nominating Committee deems necessary or appropriate. In any such event, any stockholder wishing to submit a candidate for consideration should send the above-listed information to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 180 Park Avenue, Suite 301, Florham Park, New Jersey 07932.

All of the director nominees identified in this Proxy Statement have been recommended by our Corporate Governance and Nominating Committee to our Board of Directors for re-election. The Corporate Governance and Nominating Committee recommends candidates to the full Board of Directors after receiving input from all directors. The Corporate Governance and Nominating Committee members, other members of the Board of Directors and senior management discuss potential candidates during this search process.
Certain Board of Directors’ Policies and Practices
Corporate Governance Guidelines and Code of Business Conduct and Ethics
The Board of Directors has adopted Corporate Governance Guidelines applicable to the members of the Board of Directors, which, among other things, sets forth our definition for an “independent director.” The Board of Directors has also adopted a Code of Business Conduct and Ethics applicable to the Company’s employees, directors, agents and representatives, including consultants. The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on the Company’s website at www.bned.com. Copies of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available in print to any stockholder who requests them in writing to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 180 Park Avenue, Suite 301, Florham Park, New Jersey 07932.
Board of Directors Leadership Structure
The roles of CEO and Chairman of the Board are currently separately held by Mr. Jonathan Shar and Mr. William C. Martin, respectively. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board and executive sessions of non-management and independent directors. This separation of the roles of the Chairman of the Board and the CEO allows for greater oversight of the Company by the Board. The Board has determined that our Board leadership structure is the most appropriate at this time, given the specific characteristics and circumstances of the Company, and the skills and experience of Mr. Shar and Mr. Martin.
In accordance with the Corporate Governance Guidelines, non-management directors meet in executive sessions at every Board of Directors meeting. Independent directors also meet at least once a year in an executive session of only independent directors. Currently, all of the non-management directors are independent directors.
Outside Board Service
Directors may not serve on the boards of more than four other publicly traded companies in addition to the Company’s Board, which does not include service on the boards of subsidiary companies, non-profit organizations and non-public for-profit organizations. In addition, we understand that the policy of ISS Proxy Advisory Services (“ISS”) is to recommend a “Withhold” vote for directors who serve on more than three public boards, while also serving as a CEO of a publicly traded company, which ISS refers to as being “overboarded.”  We understand that ISS policy allows for an exception to its CEO-related “overboarded” rule when a director’s service on a board is integral to their duties as CEO. Mr. Singer serves on the board of Immersion Corporation (Immersion), where Mr. Singer is also CEO. In addition to Mr. Singer’s service on Immersion’s board and on the Company’s Board, he serves on the board of two other publicly traded companies, A10 Networks, Inc. (A10) and Universal Electronics Inc. (UEI).
We believe Mr. Singer falls within the ISS exception to its CEO-related “overboarded” policy, because Mr. Singer’s service on the Company’s Board, UEI’s board and Immersion’s board is directly tied to his CEO responsibilities at Immersion. Immersion is the largest shareholder of both the Company and UEI, and it holds a material financial interest in those companies relative to Immersion’s balance sheet. Specifically, with respect to the Company, Immersion owns approximately 32.9% of the outstanding shares of BNED and is required to consolidate its financial results with the Company. Mr. Singer’s role as a director of the Company is therefore essential to providing oversight of a business, the performance of which has a direct and material impact on Immersion’s financial results. Similarly, Immersion owns approximately 11.9% of UEI’s outstanding shares, making Mr. Singer’s board role at UEI equally critical. In both cases, Mr. Singer’s service on the board of the Company and UEI is not separate from, but rather a key component of, his responsibilities as CEO of Immersion. As such, we believe this is a compelling case for ISS to grant an exception to its “overboarded” policy with respect to Mr. Singer’s board service at the Company, Immersion, A10 and UEI.

As a director of the Company, Mr. Singer has been involved in advising management and providing oversight on several operational and corporate matters. By way of example, he has:
•	Worked closely with management to assess corporate strategy and define goals, helping to ensure alignment with shareholder interests.
•
Provided guidance to management to help shape and refine the Company’s corporate strategy, supporting effective execution while facing a significant need to implement operating discipline to support the necessary strengthening of the Company’s balance sheet.

Mr. Singer has maintained perfect attendance at all meetings of the Company’s Board and the committees upon which he serves, and he continues to dedicate significant time to the Company, well beyond what is typically expected of a non-executive director.
When considering whether to recommend the nomination of Mr. Singer to the Company’s Board, the Nominating and Corporate Governance Committee and the Board took all of this into account and evaluated the factors discussed above. On behalf of the Board, we respectfully request your support by voting “FOR” each of our director nominees, including Mr. Singer.
Risk Oversight
The Board of Directors’ primary function is one of oversight. In connection with its oversight function, the Board of Directors oversees the Company’s policies and procedures for managing risk. The Board of Directors administers its risk oversight function primarily through its Committees. Board of Directors Committees have assumed oversight of various risks that have been identified through the Company’s enterprise risk assessment. The Audit Committee reviews the Company’s risk assessment and risk management policies, and the Audit Committee reports to the Board of Directors on the Company’s enterprise risk assessment. The Compensation Committee oversees compensation risk through its review of compensation practices and assessment of the potential impact of those practices on risk-taking.
Our Board of Directors, Audit Committee and Legal team oversee the cybersecurity processes of identifying and mitigating cybersecurity risks. Reporting directly to our Chief Information Officer, our Chief Information Security Officer (“CISO”) leads the charge, ensuring that our cybersecurity posture remains robust and adaptive. Through quarterly updates to the Audit Committee and periodic briefings to the Board of Directors, senior management keeps governance structures informed and aligned with our evolving cybersecurity landscape.
Communications between Stockholders and the Board of Directors
Stockholders and other interested persons seeking to communicate with the Board of Directors should submit any communications in writing to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 180 Park Avenue, Suite 301, Florham Park, New Jersey 07932. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Company’s Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors (including the non-management directors as a group) to whom the communication is directed.
Attendance at Annual Meetings
All Board of Directors members are expected to attend the Company’s annual meetings of stockholders and be available to address questions or concerns raised by stockholders. All of the Board of Directors members then serving attended the 2024 Annual Meeting of Stockholders.

CORPORATE RESPONSIBILITY AND ENVIRONMENTAL, SOCIAL AND GOVERNANCE
Commitment to Responsible Business
The Company’s commitment to responsible business practices is rooted in our purpose – elevating lives through education. Our purpose defines who we are and why we exist. That is why we focus on working in innovative ways to design and deliver solutions that contribute to a sustainable and prosperous future for all.
We are firmly committed to aligning our operations with our school partners’ policies to help them achieve their Environmental, Social and Governance (“ESG”) goals. Over the past decade, we have implemented numerous company-wide initiatives to advance our environmental, sustainability and social efforts across our business, including environmentally-friendly store design, merchandise, shipping practices and technology – many of which contribute to long-term operational efficiencies and cost savings.
By engaging with stakeholders – including clients, consumers, students, employees and investors – we do our part to improve today’s environmental challenges and better serve our community while simultaneously delivering on our company’s business goals.
Operating in a responsible and sustainable environment is important to our company. As part of our commitment to being responsible corporate citizens, we make it a priority to understand and manage our environmental and economic impact on the world around us.
Caring for Our People
Our business is about serving people. Our success depends on attracting, developing and retaining talented and highly qualified employees. We are continually investing in resources and creating programs to attract the best talent, to provide fair and competitive pay and benefits to support our employees’ well-being, and foster personal growth and career development opportunities.
We are always actively recruiting talented people with a passion for education for our retail stores and corporate offices, including our part-time and seasonal roles, and to be a part of our work-study/internship program. To find our pool of talent, we network internally and externally via our talent acquisition team, agency partners and current employees whom we mobilize as “talent scouts” and brand ambassadors.
Barnes & Noble Education is proud to be an Equal Opportunity Employer. Our Equal Employment Opportunity Policy ensures that all employment decisions are made without discrimination and with full access to opportunity. We provide equal employment opportunities to all current and prospective employees and ensure that employment, training, compensation, transfer, promotion, and all conditions and privileges of employment are offered without regard to race, color, religion, national origin, gender, age, disability, sexual orientation, veteran status, or any other protected status. This commitment is maintained in full compliance with all applicable national, state, and local laws. In order to attract and retain talented employees, we know we must take care of them as they take care of our business. That starts with offering employees, based on their classification and hours worked, benefits that include:
•	Medical and Dental Coverage
•	Life Insurance
•	Short- and Long-Term Disability Plans
•	Paid Time Off
•	Wellness Programs
•	Commuter Benefits
•	401(k) Defined Contribution Plan
•	Employee Assistance Program that includes counseling, convenience services, childcare and eldercare resources, access to legal resources, financial planning, chronic condition support and much more
•	Employee Discounts
•	Remote/hybrid positions for non-store employees

Investing in Our Employees’ Career Growth
Employee training and development opportunities are critical to our success, as we believe they fuel individual growth, foster leadership, and enhance our ability to support the schools and customers we serve. We offer robust, ongoing employee training and career development programs through our Learning & Development system, which provides access to a library of 75,000 courses for professional advancement and personal growth.
Student employees can also participate in our Aspiring Leaders Management Development Program, which is geared toward our Campus Store Team Members or Supervisors that show interest in developing their managerial skills as well as learning more about the ins and outs of running one of our unique campus bookstores. This comprehensive, interactive program is part of our commitment to developing future leaders from within.
As a major employer of Millennials and Generation Z employees, Barnes & Noble College has become an “employer of choice” among students nationwide, and our wholesale operations also offer employment opportunities to students.
All full-time and part-time employees are considered for periodic performance and development reviews, to support individual career objectives and align with organizational priorities. Managers are expected to provide ongoing feedback and guidance to promote employees’ continuous development and growth.
Protecting the Environment
At our core, we are built on sustainability: we are the nation’s largest used textbook wholesaler, as well as a provider of a robust assortment of digital course materials. By facilitating the sale of used and digital textbooks, we help cut down on the production of paper-books and enable a circular economy.
As a trusted partner at colleges and universities nationwide, we are committed to expanding our sustainability practices and integrating them into the programs and philosophy of each campus we serve. Our goal is to reduce negative impacts on the environment and reduce costs by working with our partners, peers and others to promote responsible and cost-effective environmental practices. Over the past decade, we have implemented many company-wide initiatives aimed at reducing financial costs and increasing our sustainability efforts across operational areas, including environmentally friendly stores, merchandise, shipping, data center design, digital course materials, technology and more.
To meet our school partners’ green goals and vision, we can help design LEED-certified buildings. These “low-impact” stores may also feature recycled floor coverings, eco-friendly carpeting, non-toxic paint, LED lights, eco-friendly merchandising fixtures made with recycled particleboard and non-toxic glues, and mannequins laminated with sustainable bio-resins.
We incorporate green business practices throughout a number of our offices and warehouse facilities including the use of recycled materials, recycling of all paper, plastic and glass products, replacement of our facilities’ lighting to increase energy efficiency and the utilization of efficient shipping methods that help decrease waste and reduces costs.
To provide our customers with environmentally-friendly choices in our stores, we offer sustainable products such as reusable water bottles, CFL light bulbs, recycled notebooks, recycled, reusable tote bags, and organic foods and snacks. In addition, over 200 of our physical stores do not use plastic checkout bags, but instead either use paper checkout bags, which are made from 100% recycled fiber, with a minimum of 40% post-consumer content and are 100% recyclable, or require customers to use their own bags. We also proactively promote reuse and recycling of our bags to consumers.
We ship over $530 million in textbooks and general merchandise purchases annually, which necessitates a large number of shipping cartons. We understand the impact this volume of shipments can have on the environment, so we have addressed the environmental impact of our order receiving and fulfillment in multiple ways. We always try to consolidate orders whether we are sending or receiving the package, we use cartons that have 35% postconsumer recycled content for every shipment we send, we re-use the boxes, packing materials and pallets many times over, and we work to makes sure all materials including every carton is recycled properly when it can no longer be used. These shipping processes also help to significantly reduce costs.
Lastly, although our business is built on extending the useful life of textbooks, there are times when books can no longer be a part of our system, but we try to ensure that they do not end up in landfills. For unwanted textbooks, we work with Better World Books, an award-winning, for-profit social enterprise and a global e-retailer that collects and sells unwanted used textbooks online matching each purchase with a book donation, Book-for-Book™. To further advance our textbook life cycle, we also engage Bulrushed Books that receives, evaluates, cosmetically repairs, and resells books. For books that have reached the end of their lifetime, we work with third parties to recondition or grind the books down to a pulp that can be beneficially used.
Safeguarding Personal Data
We take the privacy and security of personal information very seriously. Our day-to-day operations are managed by our Chief Information Security Officer (CISO) and Chief Privacy Officer (CPO). The CISO reports to the SVP, Chief Information Officer (CIO); the CPO reports directly to the General Counsel and Corporate Secretary (GC). In addition to direct GC and CIO interaction with the Board of Directors (BOD), our Senior Manager – Risk Management & Treasury solicits information from the CPO and others to provide compliance updates to the Audit Committee of the BOD.
As set in our Code of Business Conduct & Ethics, we expect all employees to adhere to the laws, regulations, and company policies applicable to the personal or business information that they may process in the course of their employment. Our information security policies and procedures include only using or disclosing personal or business information as needed to fulfill the specific purpose(s) for which such information was collected, not collecting more personal or business information than is necessary and taking care to safeguard the information. All employees must attest to complying with the Code annually. All employees, including part-time employees, who have access to our systems are trained on our procedures upon hire and have a refresher once a year. Some employees are required to take Family Educational Rights and Privacy Act (FERPA) compliance training.
We perform network penetration testing at least annually and application penetration testing at least quarterly on our corporate systems. In the event of a major system or environment change we would do additional testing. We also perform vulnerability scans monthly. All penetration testing and monthly vulnerability scans are done by a third party.
Operating Ethically
Ethical behavior is a core tenet of our Company’s values. We believe that how we operate as a company creates value for all our stakeholders – customers, clients, students, employees, investors and others – and will ultimately contribute to the Company’s long-term business growth and a better world.
We operate a robust ethics and compliance program, which includes regular employee training. If an employee has concerns, we have many avenues for them to seek guidance and/or report their concerns. They range from speaking with their manager, the HR department, or another member of our executive team, to utilizing our Talk2Us feature where they can report concerns either online or to an 800 hotline. This allows them to report concerns anonymously and confidentially. BNED also has zero tolerance and will not permit retaliation of any kind against anyone for reporting potential ethics or compliance issues in good faith or for assisting in the investigation of these issues.
Supporting Human Rights & Fair Labor Through our Supply Chain
We are proud of our commitment to apply fair labor practices and we are committed to providing equal opportunity in all aspects of employment. As a member of the Fair Labor Association (FLA), we require vendors who supply emblematic/licensed products to our stores to adopt the FLA’s Code of Conduct. This requires strict adherence to workers’ rights, including no forced or child labor, a workplace free of discrimination, harassment and/or abuse, a safe and healthy working environment, respect for the workers’ rights to freedom of association and collective bargaining, proper compensation for overtime hours, as well as limiting those hours to not be excessive, and paying workers’ wages and benefits in accordance with the law. We also ask our vendors to adopt their Principles of Monitoring to assure compliance with the Code of Conduct through training and audits. Through our partnership with FLA, our campus communities can be assured that the products sold in our stores were not created using unfair labor practices. To achieve greater transparency, the majority of our vendor partners openly disclose on their websites the factories used to manufacture their products.
Giving Back to the Communities We Serve
We strive to understand and respect the values of the communities where we serve and actively support initiatives in these communities. This commitment is visible in our contributions of financial and volunteer support, from providing annual textbook scholarships, to supporting student clubs and organizations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of Common Stock, as of January 15, 2026, unless otherwise indicated, (i) by each person or group of affiliated persons known by the Company to own beneficially more than five percent of the Company’s outstanding Common Stock, (ii) by each director, director nominee, and named executive officer and (iii) by all directors, director nominees and executive officers of the Company as a group. Except as otherwise indicated below, the address of each director, director nominee, named executive officer and executive officer listed below is 180 Park Avenue, Suite 301, Florham Park, New Jersey 07932. Except as otherwise noted, to the Company’s knowledge, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him, her or it.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class(1)
5% Stockholders
Immersion Corporation(2)	11,208,746	32.9%
Vital Fundco, LLC(3)	3,224,463	9.5%
Entities affiliated with Kanen Wealth Management LLC(4)	3,090,043	9.1%

Directors, Director Nominees and Named Executive Officers(5)
Jonathan Shar(6)	6,539	*
Jason Snagusky	1,216	*
Christopher Neumann	—	*
Michael P. Huseby(7)	7,976	*
Michael C. Miller(8)	1,202	*
Elias N. Nader	27,871	*
Emily S. Hoffman	27,871	*
Eric B. Singer	132,871	*
William C. Martin	157,871	*
Sean Vijay Madnani(9)	27,871	*
Kathryn Eberle Walker(10)	20,548	*
Denise Warren(11)	20,548	*
All directors, director nominees and current executive officers as a group (11 persons)(12)	423,196	1.2%

*	Less than 1%
(1)
Based on 34,053,847 shares of Common Stock outstanding as of January 15, 2026. Pursuant to SEC rules, a person is deemed to be the “beneficial owner” of a voting security if such person has (or shares) either investment power or voting power over such security or has (or shares) the right to acquire such security within 60 days by any of a number of means, including upon the exercise of options or warrants, the conversion of convertible securities or the vesting of restricted stock units. A beneficial owner’s percentage ownership is determined by assuming that options, warrants, convertible securities and restricted stock units that are held by the beneficial owner, but not those held by any other person, and which are exercisable or convertible within 60 days, have been exercised or converted

(2)
Based on the Schedule 13D/A filed on March 17, 2025 by each of Toro 18 Holdings LLC (“Toro 18”), Immersion Corporation (“Immersion”), William C. Martin, Eric B. Singer, Emily S. Hoffman and Elias N. Nader. Toro 18, Immersion, Mr. Martin and Mr. Singer have shared voting power and shared dispositive power with respect to the shares listed in the table above. Toro 18 directly and beneficially owns the shares. Immersion, as the sole member of Toro 18, may be deemed to beneficially own the shares. As the Chief Strategy Officer of Toro 18, Mr. Martin may be deemed to beneficially own the shares. As President and Chief Executive Officer of Toro 18, Mr. Singer may be deemed to beneficially own the shares. The business address of each of Toro 18, Immersion and Mr. Singer is 2999 N.E. 191st Street, Suite 610, Aventura, Florida 33180. The business address of Mr. Martin is c/o Raging Capital Ventures, Ten Princeton Avenue, P.O. Box 228, Rocky Hill, New Jersey 08553. The business address of Ms. Hoffman is P.O. Box 660, Princeton, New Jersey 08542. The business address of Mr. Nader is c/o QuickLogic Corporation, 2220 Lundy Avenue, San Jose, California 95131.

(3)
Based on the Schedule 13G filed on June 13, 2024 jointly by Vital Fundco, LLC (“Vital Fundco”) and Francisco Partners Agility GP II Management, LLC (“FP Agility GP II Management”), Vital Fundco and FP Agility GP II Management have shared voting power and shared dispositive power with respect to 3,224,463 shares of Common Stock. The shares listed in the table above are directly held by Vital FundCo. FP Agility GP II Management is the management entity of Vital Fundco and in such capacity may be deemed to beneficially own the shares.

(4)
Based on the Schedule 13G/A file on May 15, 2025, by each of Philotimo Fund LP, a Delaware limited partnership (“Philotimo”), Philotimo Focused Growth & Income Fund, a series of World Funds Trust, a Delaware statutory trust (“PHLOX”), Kanen Wealth Management, LLC, a Florida limited liability company (“KWM”), and David L. Kanen. KWM is the general partner of Philotimo and the investment manager of

PHLOX and certain separately managed accounts (the “Managed Accounts”). Mr. Kanen serves as the managing member of KWM. By virtue of these relationships, KWM and Mr. Kanen may be deemed to beneficially own the shares of the Company owned by each of Philotimo, PHLOX and the Managed Accounts. The principal business address of each of Philotimo, PHLOX, KWM and Mr. Kanen is 6810 Lyons Technology Circle, Suite 160, Coconut Creek, Florida 33073.
(5)	The address of all of the officers and directors listed below is in the care of Barnes & Noble Education, Inc., 180 Park Avenue, Suite 301, Florham Park, New Jersey 07932.
(6)	Includes 3,612 fully vested, unexercised options.
(7)	Mr. Huseby served as Chief Executive Officer during Fiscal 2025 through June 11, 2024, when he resigned and Mr. Shar was appointed as Chief Executive Officer.
(8)	Based on Form 4 filed by Mr. Miller on September 24, 2024.
(9)	Includes 7,441 fully vested restricted stock units and 20,430 restricted stock units that vested, but for which the recipient has elected to defer settlement and receipt.
(10)	Includes 118 fully vested restricted stock units and 20,430 restricted stock units that vested, but for which the recipient has elected to defer settlement and receipt.
(11)	Includes 118 fully vested restricted stock units and 20,430 restricted stock units that vested, but for which the recipient has elected to defer settlement and receipt.
(12)	Does not include shares held by Messrs. Huseby, Watson and Miller or Ms. Paul, who each departed the Company as of the date of this Proxy Statement.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of our ordinary shares to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC. Based solely on a review of forms filed in the SEC’s EDGAR database and written representations from executive officers and directors, we believe that during Fiscal 2025, all required reports were filed on a timely basis, except that, due to an administrative error, one Form 3 was filed for Jason Snagusky on January 16, 2025 with respect to a reportable event that occurred on January 4, 2025.

COMPENSATION OVERVIEW
This Compensation Overview summarizes the material elements of our compensation program for our named executive officers (each, an “NEO”). For Fiscal 2025, our NEOs were:

Named Executive Officer	Position
Jonathan Shar	Chief Executive Officer
Jason Snagusky	Executive Vice President, Chief Financial Officer
Christopher Neumann	General Counsel & Corporate Secretary
Michael P. Huseby(1)	Former Chief Executive Officer
Michael C. Miller(2)	Former Executive Vice President, Corporate Development & Affairs, Chief Legal Officer, and Secretary

(1)	Mr. Huseby resigned effective June 11, 2024.
(2)	Mr. Miller resigned effective September 23, 2024.
Our Company in Fiscal 2025
We are one of the largest contract operators of physical and virtual bookstores for college and university campuses and K-12 institutions across the United States. We are also one of the largest textbook wholesalers and inventory management hardware and software providers.
Fiscal 2025 was a transformative year for the Company, marked by solid growth over a number of metrics and strengthening of our financial foundation. Key Fiscal 2025 achievements include:
•	Fiscal 2025 revenue grew 2.7% to $1.61 billion, primarily driven by 25.3% growth in First Day Complete revenue.
•	$9.2 million improvement in Net Loss from Continuing Operations from last year.
•	First Day Complete Spring 2025 store count grew to 191 stores, representing enrollment of approximately 957,000 undergraduate and post-graduate students, an increase of 19% compared to last year.
•	Entered into agreements to raise $95 million of new equity capital through a $50 million new equity investment led by Immersion Corporation and a $45 million fully backstopped equity rights offering.
•	Raised an additional $80 million in capital from two $40 million at-the-market equity offerings.
•	Negotiated the conversion of approximately $34 million of outstanding term loan debt and accrued interest held by affiliates of Fanatics, Lids, and VitalSource Technologies into BNED Common Stock.
•	Refinanced our asset backed loan facility with our first lien holders, providing the Company with access to a $325 million facility maturing in 2028.
With the closing of the recent equity investments and bank refinancing transactions, the Company has significantly strengthened its long-term financial position and deleveraged its balance sheet. Building on this, we believe that we are better positioned than ever to serve our academic partners and customers and strategically invest in innovations to drive material improvements in profitability going forward.
Management and Compensation Committee Transitions
During Fiscal 2025, the Company experienced a number of changes in its senior leadership, with the resignation of Mr. Huseby, the Company’s former Chief Executive Officer effective June 11, 2024 and appointment of Mr. Shar as Chief Executive Officer and the resignation of Kevin Watson, the Company’s former Chief Financial Officer, effective January 4, 2025, and appointment of Mr. Snagusky as Chief Financial Officer. In addition, Mr. Miller, our former Executive Vice President, Corporate Development & Affairs, Chief Legal Officer, and Secretary, and Seema Paul, our former Senior Vice President and Chief Accounting Officer resigned their positions on September 23, 2024, and December 27, 2024, respectively. These functions were later filled on March 3, 2025, with the appointments of Mr. Neumann as our General Counsel and Corporate Secretary and Mr. Luster, as our Senior Vice President and Chief Accounting Officer.

References to Chief Executive Officer as they appear in this Compensation Overview refer to Mr. Huseby through June 11, 2024 and Mr. Shar thereafter. The discussion in this Compensation Overview regarding the decisions made by the Compensation Committee in Fiscal 2025 refer to the Compensation Committee then in office.
Compensation and Governance Highlights
What we do
✔	Tie a majority of executive officer pay to performance-based cash and equity incentives;
✔	Align annual incentive payouts to individual and company-based performance goals;
✔	Vest equity awards to named executive officers over a three-year period and only if performance metrics are attained;
✔	Subject incentive compensation (including cash and equity) to a clawback policy;
✔	Require directors to meet stock ownership targets and retention guidelines;
✔	Engage with stockholders regarding governance and/or executive compensation issues;
✔	Conduct an annual risk assessment of our executive compensation program; and
✔	Conduct an annual say-on-pay vote.
What we don’t do
✗	Pay current dividends or dividend equivalents on unearned performance shares and unvested restricted stock units;
✗	Permit option repricing without stockholder approval;
✗	Provide significant perquisites;
✗	Pay tax gross-ups to executives;
✗	Provide supplemental executive retirement benefits; or
✗	Permit hedging for any employee or, without the approval of the Audit Committee, pledging by executive officers or directors.
Continuous Improvement in our Compensation Plans
The Compensation Committee continues to review and refine the Company’s executive compensation program to further align pay with Company performance and to ensure the integrity of the Company’s executive compensation program. The Compensation Committee considered the “say-on-pay” stockholder advisory vote held in September 2024 to be supportive of the Company’s pay practices. Over 90% of stockholder votes cast were in favor of the executive officer compensation as described in our 2024 proxy statement. The Board of Directors values stockholder feedback and will continue to proactively engage with our stockholders on these and other issues as well as periodically reviewing our compensation practices to ensure they are aligned with stockholder interest and are competitive with companies in the markets in which we compete.
Compensation Philosophy and Objectives
We are engaged in a very competitive and rapidly changing industry. Accordingly, the Compensation Committee aims to create total compensation packages that are competitive with programs offered by other companies with which we compete for talent. At the same time, our Compensation Committee believes that a significant portion of the compensation paid to our executive officers should be tied to our performance, execution of our strategic plan and the value we create for stockholders.
The Compensation Committee’s objectives are to:
•	attract, retain, and motivate talented executives responsible for the success of our organization;
•	provide compensation to executives that is externally competitive, internally equitable, performance-based, and aligned with stockholder interests; and
•
ensure that total compensation levels are reflective of company and individual performance and provide executives with the opportunity to receive above-market total compensation for exceptional business performance.

Overview of Compensation Program Design
Elements of Pay
Our compensation structure is primarily composed of base salary, performance-based annual incentive compensation and performance-based and time-vested long-term equity incentives.
Base Salary
We pay our NEOs a base salary to provide them with a guaranteed minimum compensation level for their services. An NEO’s base salary is determined by evaluating the external competitive marketplace, internal equity and individual contributions.

Named Executive Officer	Base Salary in Fiscal 2024	Base Salary in Fiscal 2025	Percentage Change
Jonathan Shar(1)	$550,000	$550,000	0%
Jason Snagusky(2)	$350,000	$400,000	14%
Christopher Neumann(3)	$—	$450,000	—
Michael P. Huseby(1)	$1,100,000	$1,100,000	0%
Michael C. Miller(4)	$600,000	$600,000	0%

(1)	Mr. Huseby served as Chief Executive Officer during Fiscal 2025 through June 11, 2024, when he resigned and Mr. Shar was appointed as Chief Executive Officer.
(2)	Kevin Watson served as Chief Executive Financial Officer during Fiscal 2025 through January 4, 2025, when he resigned and Mr. Snagusky was appointed as Chief Financial Officer.
(3)	Mr. Neumann was appointed General Counsel and Corporate Secretary effective March 3, 2025.
(4)	Mr. Miller resigned effective September 23, 2024.
Performance-Based Annual Incentive Compensation
Historically, our NEOs have been eligible to receive an annual bonus tied to predetermined performance criteria. There was no formal annual incentive plan approved for Fiscal 2025 due to our financial condition. However, the Compensation Committee retained the discretion to award individual discretionary bonuses based upon Fiscal 2025 results and other relevant considerations. Following a review of performance and such considerations, the Compensation Committee approved discretionary bonuses to Mr. Shar in the amount of $200,000. Separately, Mr. Huseby was entitled to receive a performance bonus of $440,000 in connection with the approval of the equity financing and debt restructuring transactions by the ATC and achievement of second quarter Fiscal 2024 EBITDA goals.
Long-Term Equity Incentives
Long-term equity incentives are a critical component of the Company’s compensation program. They are designed to promote the Company’s long-term financial interests and growth, to attract, motivate, and retain key employees, and to align the interests of management with those of the Company’s stockholders. The Company grants long-term equity incentive awards under the Company’s Amended and Restated Equity Incentive Plan (the “Equity Incentive Plan”), which is administered by the Compensation Committee. The Compensation Committee reviews, discusses and approves the types and number of awards made to senior management, including the NEOs, and approves the terms, conditions and limitations applicable to each award.
Fiscal 2025 PSU Awards. The Company has granted PSUs to employees (including our NEOs) in Fiscal 2025 that include both a service condition and market condition in order for PSUs to vest (and such PSU awards granted prior to February 1, 2025 were amended effective February 1, 2025 to clarify certain vesting terms) (the “Fiscal 2025 PSU Awards”). As amended, 1/3 of the target number of PSUs become eligible to vest upon the Company’s Common Stock achieving a price per share (measured using a 100-day average volume weighted average price (“VWAP”)) for each of three tranches of $10, $15, and $20, respectively. In the case of the first tranche, the VWAP was measured based on a 100 calendar day average and has been satisfied, and such first tranche PSUs will vest on September 20, 2025 subject to the employee’s continued employment through such date. In the case of the second and third tranches, the VWAP is measured based on a 100 trading day average, and upon achievement of such tranche 50% of the PSUs associated with such tranche would vest on the later of September 20, 2026 (the second anniversary of the grant date) and the date of achievement of the milestone, and the remaining 50% of the PSUs associated with such tranche would vest on the later of September 20, 2027 (the third anniversary of the grant date) and the date of achievement of the milestone. There is a period of seven years from the grant date in order to achieve the specific target share price performance milestones.
Other Components of Compensation
401(k) Plan. Each of our NEOs is entitled to participate in our tax-qualified defined contribution 401(k) plan on the same basis as all other eligible employees. The 401(k) plan provides our employees, including our NEOs, with a way to accumulate tax-deferred savings for retirement. Prior to August 2023, the Company matched the contributions of participants, subject to certain criteria. In August 2023, upon management’s recommendation, the Compensation Committee approved the conversion of the Company’s 401(k) plan match to a discretionary year end contribution. We do not provide supplemental executive retirement benefits.
Limited Perquisites and Other Compensation. The Company’s NEOs are entitled to only the limited perquisites set forth in their employment agreements or letters and disclosed in the footnotes to the “Summary Compensation Table” on page 27.
Severance and Change of Control Payments and Benefits. Messrs. Shar, Snagusky, and Neumann have employment letter agreements that contain severance and change in control benefits. The agreements provide for certain severance payments and benefits upon termination of employment by the Company without cause or by the NEO for good reason (including upon termination within two years following a change of control). The triggering events that would result in the severance payments and benefits and the amount of those payments and benefits are intended to provide our NEOs with financial protection upon loss of employment and to support our executive retention goals and enable our NEOs to focus on the interests of the Company in the event of a potential change of control. The Company does not pay any tax gross-ups in connection with the severance payments. The Compensation Committee believes that the terms of the employment agreements, including triggering events and amounts payable, are competitive with severance protection being offered by other companies with whom we compete for highly qualified executives. The material terms of these agreements, as in effect for Fiscal 2025, are described in the section entitled “Narrative to the Summary Compensation Table – Employment Arrangements with the Named Executive Officers.”
Governance Policies
Compensation Recovery Policy
The Board of Directors adopted the Compensation Recovery Policy (the “Clawback Policy”) effective as of October 2, 2023, as required by NYSE listing standards and Section 10D of the Exchange Act. The Clawback Policy requires the Compensation Committee to take action to recover erroneously received incentive compensation from certain current and former executive officers (the “Covered Officers’), in the event that the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements. The Clawback Policy only applies to incentive-based compensation received by Covered Officers on or after the effective date of the policy, and during the three completed fiscal years immediately preceding the applicable restatement trigger date, in excess of what would have been received under the circumstances reflected by such restatement, and applies irrespective of the responsibility of the Covered Officer for the accounting restatement.
In December 2025, we filed an accounting restatement, and the Compensation Committee undertook a review of incentive-based compensation earned by Covered Officers during the relevant recovery period as required by the Clawback Policy. See “Recovery of Erroneously Awarded Compensation” below for additional details.
Insider Trading Policy
The Company’s Insider Trading Policy applicable to all directors, officers and employees prohibits insider trading when the person is aware of material nonpublic information and restricts directors, officers with the title of Vice President and above, and certain other employees determined to have potential access to insider information from trading in Company stock during predetermined blackout periods. In addition, all Board members, certain individuals who are subject to Section 16 of the Exchange Act, and all other employees who have been notified by the Company’s General Counsel that they are subject to pre-clearance procedures to pre-clear any trades.
Prohibition on Hedging and Pledging Transactions
The Company’s Insider Trading Policy prohibits employees, including directors and executive officers, from hedging their ownership of Company stock, including selling Company stock short, buying or selling puts or calls or other derivative instruments related to Company stock. Directors and executive officers are also prohibited from pledging Company stock, purchasing Company stock on margin or incurring any indebtedness secured by a margin or similar account in which Company stock is held, without prior approval of the Audit Committee.
Executive Stock Ownership Guidelines
In light of the significant PSU grants made in Fiscal 2025 to employees, the Board determined that the Company’s leadership team was appropriately aligned with Company performance and suspended the Company’s executive stock ownership guidelines. The Board will revisit the need for executive stock ownership guidelines from time to time based on the Company’s performance.
Compensation Policies and Practices as Related to Risk Management
With the assistance of its compensation consultant, the Compensation Committee conducted its risk assessment of the Company’s incentive compensation plans covering employees. The Compensation Committee evaluated the levels of risk-taking to determine whether they are appropriate in the context of the Company’s strategic objectives, the overall compensation arrangements, and the Company’s overall risk profile. The Compensation Committee believes the following elements of the Company’s executive compensation program mitigate potential risks:
•	a balance among short- and long-term incentives; cash and equity-based compensation; and fixed and variable pay;
•	multiple performance metrics;
•	the Clawback Policy;
•	the Company’s anti-hedging and pledging policies; and
•	limited change-in-control benefits.
The Compensation Committee concluded the Company has a balanced pay-for-performance executive compensation program that does not encourage excessive risk-taking and the Company does not maintain compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.
Equity Grant Practices
We have not granted stock options since 2022, and we do not make any grants of stock appreciation rights or similar option-like instruments. Although we do not have a formal policy with respect to the timing of our equity award grants, in the recent past, the majority of our equity awards have been granted on an annual basis in the first quarter of the fiscal year. New hire and ad hoc grants may be granted throughout the year. We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation.
Tax and Accounting Considerations
The overriding consideration when evaluating the pay level or design component of any portion of our executives’ compensation is the effectiveness of the pay component and the stockholder value that management and the Compensation Committee believe the pay component reinforces. In structuring the compensation for our NEOs, our Compensation Committee will review a variety of factors, including the possible tax and accounting consequences applicable to the Company or its executives. In particular, section 162(m) of the Code limits our ability to deduct remuneration paid to our executives exceeding $1 million. However, this is not the driving or most influential factor and the Compensation Committee has approved in the past and specifically reserves the right to pay or approve nondeductible compensation currently and in the future.

EXECUTIVE COMPENSATION
Unless otherwise stated, the compensation tables included in this section reflect amounts paid or payable or awards granted to our NEOs by the Company under the Company’s compensation plans and programs during Fiscal 2023, Fiscal 2024 and Fiscal 2025.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)
Jonathan Shar(7) Chief Executive Officer	2025	571,154	200,000	$3,458,400	—		1,718	4,231,272
	2024	550,000	600,000	—	—		8,097	1,158,097
	2023	550,000	150,000	109,261	118,477		12,593	940,331
Jason Snagusky(8) Executive Vice President, Chief Financial Officer	2025	379,808	—	$793,333	—		1,718	1,174,859
Christopher Neumann(9) General Counsel and Corporate Secretary	2025	77,885	—	670,133	—		304	748,322
Michael P. Huseby(5) Former Chief Executive Officer	2025	221,941		—	—	440,000	1,500,284	2,162,225
	2024	1,100,000	660,000	—	—		27,099	1,787,099
	2023	1,100,000	—	360,556	390,970		39,257	1,890,783
Michael C. Miller(10) Former Chief Legal Officer and Executive Vice President, Corporate Development & Affairs, and Secretary	2025	289,872	—	—	—		510,732	800,604
	2024	600,000	600,000	—	—		4,574	1,204,574
	2023	600,000	150,000	131,112	142,172		11,485	1,034,769

(1)	This column represents base salary earned during each fiscal year. Fiscal year 2025 includes 27 bi-weekly payrolls instead of the usual 26 bi-weekly payrolls.
(2)	Amounts reported under this column represent discretionary cash bonuses for Fiscal 2025 for Mr. Shar, and retention and incentive bonus awards earned and paid during fiscal 2024.
(3)
Amounts reported under the Stock Awards column represent, with respect to Fiscal 2023, Restricted Stock Unit (“RSU”) grants and with respect to Fiscal 2025, Performance Share Unit (“PSU”) grants. The grant date fair value of RSU and PSU awards is computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 718, Compensation-Stock Compensation (“ASC 718”). The stock awards value is determined to be the fair market value of the underlying Company shares on the grant date, which is determined based on the closing price of the Company’s Common Stock on the grant date. These amounts do not reflect compensation actually received by the NEO.

(4)
Amounts reported under the Option Awards column represent the grant date fair value of option awards determined pursuant to FASB ASC 718, excluding estimated forfeitures. The assumptions used to calculate the value of option awards are set forth under Note 12 of the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the applicable fiscal year. These amounts do not reflect compensation actually received by the NEO.

(5)	Mr. Huseby received a performance bonus in connection with the approval of certain equity financing and debt restructuring transactions and achievement of second quarter Fiscal 2024 EBITDA goals.
(6)	This column represents the value of all other compensation, as detailed in the table below.
(7)	Mr. Shar was appointed Chief Executive Officer upon the resignation of Mr. Huseby effective June 11, 2024.
(8)	Mr. Snagusky was appointed Chief Financial Officer upon the resignation of Mr. Watson effective January 4, 2025. Mr. Snagusky was not an NEO in Fiscal 2023 or Fiscal 2024
(9)	Mr. Neumann was appointed General Counsel and Corporate Secretary on March 3, 2025.
(10)	Mr. Miller resigned his position with the Company effective September 23, 2024.

All Other Compensation Table

Name and Principal Position	Fiscal Year	Long-Term Disability Insurance(1) ($)	Life and AD&D Insurance(2) ($)	401(k) Company Match ($)	Cell Phone ($)	Severance ($)	Total Other Compensation ($)
Jonathan Shar	2025	$—	$418	$—	$1,300	$—	$1,718
	2024	$—	$466	$6,431	$1,200	$—	$8,097
	2023	$—	$393	$11,000	$1,200	$—	$12,593
Jason Snagusky	2025	$—	$418	$—	$1,300	$—	$1,718
Christopher Neumann	2025	$—	$4	$—	$300	$—	$304
Michael P. Huseby	2025	$—	$84	$—	$200	$1,500,000	$1,500,284
	2024	$13,718	$12,181	$—	$1,200	$—	$27,099
	2023	$13,718	$12,108	$12,231	$1,200	$—	$39,257
Michael C. Miller	2025	$—	$232	$—	$500	$510,000	$510,732
	2024	$—	$466	$2,908	$1,200	$—	$4,574
	2023	$—	$393	$9,892	$1,200	$—	$11,485

(1)	This represents the premiums paid by the Company for long-term disability insurance.
(2)	This represents the premiums paid by the Company for life and accidental death and dismemberment insurance.
Narrative to the Summary Compensation Table
Employment Arrangements with the Named Executive Officers
The Company has entered into an employment agreement or employment letter with each of the NEOs and compensation of each of these NEOs is based on their respective employment agreement or employment letter, as the case may be, as well as their job responsibilities.
Employment Arrangements- General Provisions
Each of Messrs. Shar, Snagusky and Neumann are eligible for a minimum target annual incentive compensation award of not less than 85%, 75%, and 50%, respectively, of his base salary, as determined by the Compensation Committee.
Each of our NEOs is entitled to all other benefits afforded to executive officers and employees of the Company.
Under their respective employment letters with the Company, our NEOs are subject to certain restrictive covenants regarding competition, solicitation, confidentiality and disparagement. Each NEO is restricted by a non-competition and non-solicitation covenant during their term of employment and for a one-year period thereafter. The confidentiality and non-disparagement covenants apply during the term of each respective employment letters of each NEO and at all times thereafter.
Employment Arrangements - Severance and Change of Control Benefits
If the employment of Messrs. Shar, Snagusky or Neumann is terminated by the Company without “cause” or by the NEO for “good reason,” such NEO would be entitled, provided he signs a release of claims against the Company, to a lump-sum severance payment equal to one times annual base salary (50% of base salary and target bonus in the case of Mr. Neumann); and (b) in the case of Mr. Shar company-paid COBRA premiums for twelve months.
Further, if the employment of Messrs. Shar, Snagusky or Neumann is terminated by the Company without “cause” or by the NEO for “good reason” within the period beginning 90 days prior to and ending two years following a “change of control” of the Company, such NEO would be entitled to a lump-sum severance payment equal to one times (two times in the case of Mr. Shar) (a) annual base salary; (b) the target annual incentive compensation for the fiscal year in which termination takes place (or in effect as of the change of control, if higher, in the case of Mr. Shar); and (c) in the case of Mr. Shar company-paid COBRA premiums for up to twelve months. However, if such severance payments trigger the “golden parachute” excise tax under Sections 280G and 4999 of the Code, the severance benefits for an NEO would be reduced if such reduction would result in a greater after-tax benefit to such NEO.
Except as otherwise provided by the applicable award agreement, if the successor company assumes or substitutes for an outstanding equity award, such award will continue in accordance with its applicable terms and will not be accelerated.

In the case of the Fiscal 2025 PSU Awards, in the event of a change of control during the performance period, and provided the participant remains employed through the closing of the transaction, any outstanding PSUs will be evaluated against the per share deal price to determine whether performance milestones are achieved. PSUs deemed to have met the applicable milestones will vest immediately prior to the change of control, and any unearned PSUs will be forfeited.
Outstanding Equity Awards at Fiscal Year End
The following table summarizes the equity awards the Company made to our NEOs that were outstanding as of the end of Fiscal 2025. In accordance with the applicable SEC disclosure guidance, this table and the accompanying footnotes do not account for any awards that may have been exercised or have vested or been forfeited pursuant to their terms in the ordinary course since the end of Fiscal 2025.
Stock Awards

Name	Grant Date	Type of Award	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Jonathan Shar	9/20/24	PSU	360,000	$3,729,600
	6/16/22	RSU	154	$1,595
Jason Snagusky	2/21/25	PSU	60,000	$621,600
	9/20/24	PSU	20,000	$207,200
	6/16/22	RSU	31	$321
Christopher Neumann	3/12/25	PSU	80,000	$828,800

(1)
The Fiscal 2025 PSU Awards vest upon achievement of both a service condition and market condition, as described above under the heading “Compensation Overview—Overview of Compensation Program Design—Long-Term Equity Design—Fiscal 2025 PSU Awards”.

(2)	Market values have been calculated using the closing price of our Common Stock on May 2, 2025, the last trading day of Fiscal 2025, which was $10.36.
Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(1)	Option Expiration Date
Jonathan Shar	1,085	—	246	9/22/30
	1,085	—	500	9/22/30
	297	99	1,080	9/23/31
	321	107	1,330	9/23/31
	99	297	236	6/16/32
	107	321	486	6/16/32

(1)	Share numbers and option exercise prices reflect adjustments following the Company’s 1-for-100 reverse stock split effective June 11, 2024.

Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.

Fiscal Year	Summary Compensation Table Total for CEO 1 ($)(1)	Summary Compensation Table Total for CEO 2 ($)(2)	Compensation Actually Paid to CEO 1 ($)(1)(3)	Compensation Actually Paid to CEO 2 ($)(2)(3)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers (“NEOs”) ($)(4)	Average Compensation Actually Paid to Non-CEO NEOs ($)(3)(4)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return ($)(5)	Net Income ($ thousands)
2025	2,162,225	4,231,272	2,111,019	4,441,154	907,928	960,830	3.41	(65,825)
2024	1,787,099	—	895,431	—	985,254	838,305	6.54	(75,749)
2023	1,890,783	—	(134,970)	—	1,045,680	478,125	51.32	(101,862)

(1)	Mr. Huseby was the CEO each of Fiscal 2023, 2024, and Fiscal 2025 through June 10th.
(2)	Mr. Shar was appointed CEO on June 10, 2024
(3)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine Compensation Actually Paid as reported in the Pay versus Performance Table. Compensation Actually Paid does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general, Compensation Actually Paid is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of the end of the applicable fiscal year or, if earlier, the vesting date (rather than the grant date). NEOs do not participate in a defined benefit plan so no adjustment for pension benefits is included in the table below. Similarly, no adjustment is made for dividends as dividends are factored into the fair value of the award.

(4)	The non-CEO named executive officers include the following individuals in each year:
2025: Messrs. Shar, Miller, Snagusky, and Neumann, in each case for the portion of the year in which each such person served as an NEO (and in the case of Mr. Shar for the period in which he was an NEO, but not CEO)
2024: Messrs. Watson, Miller, Shar and Henderson and Ms. Paul
2023: Messrs. Donohue, Miller, Nenke, Shar and Henderson
(5)	Total Stockholder Return is determined based on the value of an initial fixed investment of $100 on May 1, 2022.
The following table outlines the adjustments made to the compensation earned by our CEO and non-CEO NEOs, as presented in the Summary Compensation Table, to derive the Compensation Actually Paid to our CEO and non-CEO NEOs.

Item and Value Added (Deducted)	2025 ($)	2024 ($)	2023 ($)
For CEO 1 (Huseby):
Summary Compensation Table Total	2,162,225	1,787,099	1,890,783
- Summary Compensation Table “Option Awards” column value	—	—	(390,970)
- Summary Compensation Table “Stock Awards” column value	—	—	(360,556)
+ Year End fair value of outstanding and unvested equity awards granted in the fiscal year	—	—	468,285
+/- change in fair value of outstanding and unvested equity awards granted in prior years	—	(660,563)	(1,247,961)
+ vest date fair value of equity awards granted in the covered year	—	—	—
+/- change in fair value of prior-year equity awards vested in the fiscal year	—	(231,105)	(494,551)
- fair value of awards granted during prior year forfeited during year determined as of prior year end	(51,206)	—	—
Compensation Actually Paid	2,111,019	895,431	(134,970)
For CEO 2 (Shar):
Summary Compensation Table Total	4,231,272	—	—
- Summary Compensation Table “Option Awards” column value	(3,458,400)	—	—
- Summary Compensation Table “Stock Awards” column value	—	—	—

Item and Value Added (Deducted)	2025 ($)	2024 ($)	2023 ($)
+ Year End fair value of outstanding and unvested equity awards granted in the fiscal year	3,669,662	—	—
+/- change in fair value of outstanding and unvested equity awards granted in prior years	233	—	—
+ vest date fair value of equity awards granted in the covered year	—	—	—
+/- change in fair value of prior-year equity awards vested in the fiscal year	(1,613)	—	—
- Fair value of awards granted during prior year forfeited during year determined as of prior year end	—	—	—
Compensation Actually Paid	4,441,154	—	—
For Non-CEO NEOs (Average)
Summary Compensation Table Total	907,928	985,254	1,045,680
- Summary Compensation Table “Option Awards” column value	—	—	(114,923)
- Summary Compensation Table “Stock Awards” column value	(487,822)	—	(105,983)
+ Year End fair value of outstanding and unvested equity awards granted in the fiscal year	543,596	—	96,692
+/- change in fair value of outstanding and unvested equity awards granted in prior years	(99)	(86,179)	(173,534)
+ vest date fair value of equity awards granted in the covered year	—	—	—
+/- change in fair value of prior-year equity awards vested in the fiscal year	(806)	(32,382)	(76,849)
- fair value of awards granted during prior year forfeited during year determined as of prior year end	(1,967)	(28,388)	(192,960)
Compensation Actually Paid	960,830	838,305	478,125

Relationship Between Compensation Actually Paid and Company Performance
The following graphs graphically address the relationship over the past three years between Compensation Actually Paid (CAP) for our CEO and non-CEO NEOs as compared to our cumulative Total Stockholder Return (TSR) and GAAP net income.

Recovery of Erroneously Awarded Compensation
Revisions to Financial Statements
As previously reported in our Current Report on Form 8-K filed with the SEC on July 18, 2025, certain information regarding the recording of cost of digital sales was brought to the attention of the Audit Committee, and the Audit Committee initiated an investigation into these matters (the “Investigation”). As described in our Form 10-K for the fiscal year ended May 3, 2025, filed with the SEC on December 23, 2025, the Audit Committee concluded that a restatement was required for previously reported financial results in fiscal 2024 and fiscal 2025 (the “Restatement”) to correct certain misstatements discovered in connection with the Investigation.

Clawback Policy
The Restatement necessitated a recovery analysis of incentive-based compensation received by Covered Officers during the relevant recovery period pursuant to the Clawback Policy. For purposes of the Clawback Policy, incentive-based compensation is “received” in the fiscal period during which the financial reporting measure specified in the incentive-based compensation is attained, even if the payment or occurs after the end of that period. If the compensation is earned based on stock price or total shareholder return (TSR) where the amount is not subject to direct mathematical recalculation, the amount of any clawback must be based on a reasonable estimate of the effect of the restatement on stock price or TSR.
Clawback Analysis and Recovery
The Compensation Committee identified the following two categories of incentive-based compensation received by Covered Officers during the relevant recovery period. Their conclusions and the recovery actions taken are summarized below.
Fiscal 2024 EBITDA Bonus. Michael P. Huseby, the Company’s former Chief Executive Officer, received a $220,000 bonus, which was payable if the Company’s second quarter Fiscal 2024 EBITDA results met or exceeded the Company’s business plan (the “EBITDA Bonus”). As previously reported in our Form 10-K for the fiscal year ended May 3, 2025, gross profits for the quarterly period ended October 28, 2023 following the Restatement increased by $4.45 million. Accordingly, the Compensation Committee concluded that the Restatement did not have an impact on achievement of the EBITDA Bonus performance metrics, and as a result there was no erroneously awarded compensation paid to Mr. Huseby.
Fiscal 2025 PSU Awards. In September 2024 through March 2025, the Company granted the Fiscal 2025 PSU Awards (as described above under “Compensation Overview—Overview of Compensation Program Design—Long-Term Equity Incentives”). The performance condition for the first tranche of such PSUs, which is tied to the achievement of a $10 stock price target (as measured using a 100-calendar day VWAP), was previously certified as having been met in early fiscal year 2025 and therefore 145,556 PSUs held by Covered Officers became eligible to vest upon satisfaction of the separate time-based vesting requirement. 126,667 of such PSUs would have vested on September 20, 2025 and would have had an aggregate value of $1,181,803 (based on the closing trading price of $9.33 on September 19, 2025). However, the Compensation Committee used its discretionary authority under our equity incentive plan to suspend the vesting of such Fiscal 2025 PSUs Awards awarded to our Covered Officers and certain other key employees pending the conclusion of the Investigation and the Restatement in order to facilitate recovery of any erroneously awarded compensation.
The Compensation Committee monitored the Company’s stock price movement in the weeks and months following the announcement of the Investigation and the final results of the Restatement and determined that the $10 stock price performance condition would not likely have been met had the restated financial information been previously available. Based on such evaluation, the Compensation Committee reversed the certification of the $10 stock price performance achievement for Covered Officers and certain other key employees. In accordance with the terms of the Fiscal 2025 PSUs Awards, the first tranche remains outstanding and eligible to vest in the future subject to achievement of both the time-based vesting requirements and stock price performance conditions, prior to the expiration date of such awards.

DIRECTOR COMPENSATION
Annual Retainer
During Fiscal 2025 annual cash retainer fee for each non-employee director was $100,000 and the Chairman of the Board of Directors received an additional annual cash retainer of $100,000. In connection with the creation of the SORC, the Compensation Committee approved an annual cash retainer amount for each member of $100,000 and an additional annual retainer for the Chairperson of the SORC of $75,000. There are no additional retainers for service on any other committee.
Equity Compensation
Each non-employee director is eligible to receive an annual grant of restricted stock units with a grant date fair value of $200,000, Such awards are granted the day following the Annual Meeting at which each individual director is elected by a majority of stockholders voting and vest on the earlier of one year from the grant date and the date of the next annual meeting, and will also be subject to full acceleration upon a change of control of the Company. Directors have the option to defer receipt of such awards under the Company’s director’s deferral plan. In the case of directors elected to the Board effective as of the special meeting of stockholders held on June 10, 2024, each such new director also received a prorated grant for service from the closing of the equity financing and debt restructuring transactions to the 2024 annual meeting.
Director Stock Ownership and Retention Guidelines
In 2016, the Board of Directors adopted Director Stock Ownership and Retention Guidelines, which require each non-employee director to maintain a minimum stock ownership amount equal to four times the annual cash retainer, which currently equals $400,000. Directors have a three-year period following their appointment or election to the Board to achieve the minimum ownership level. Shares beneficially owned by a director and vested shares or units are deemed to be owned for purposes of the ownership guidelines. A director is deemed to have complied with these guidelines once they hold a number of shares sufficient to satisfy the minimum ownership level, regardless of subsequent fluctuations in the market price of the Company’s Common Stock. Directors are required to retain 100% of net-after-tax shares earned from the annual equity grants until the then-current minimum ownership level is met and may not sell or otherwise transfer Common Stock unless he or she has satisfied the then-current minimum ownership level.
Based on the Company’s stock price as of July 31, 2025, among the current directors, Mr. Martin and Mr. Singer are in compliance with the current Director Stock Ownership and Retention Guidelines. Ms. Hoffman, Mr. Madnani, Mr. Nader, Ms. Walker and Ms. Warren are still within the initial period to achieve the minimum ownership level.
Director Compensation Table
The compensation for our directors who served as directors for the Company in Fiscal 2025 is as follows:

Name	Paid in Cash	Number of Restricted Stock Units (Number of Shares)	Value	Total Compensation
Mario R. Dell’Aera, Jr.(1)	$147,500	—	$—	$147,500
David G. Golden(1)	$80,000	—	$—	$80,000
Emily Hoffman(2)	$89,011	20,430	$200,101	$289,021
Sean V. Madnani(2)	$89,011	20,430	$200,010	$289,021
William C. Martin(2)	$267,033	20,430	$200,010	$467,043
Elias Nader(2)	$89,011	20,430	$200,010	$289,021
Steven Panagos(1)	$90,000	—	$—	$90,000
John R. Ryan(1)	$75,500	—	$—	$75,500
Eric Singer(2)	$244,780	20,430	$200,010	$444,790
Rory Wallace(1)	$54,534	—	$—	$54,534
Raphael Wallander(1)	$90,000	—	$—	$90,000
Kathryn Eberle Walker(3)	$201,250	20,430	$200,010	$401,260
Denise Warren(3)	$204,375	20,430	$200,010	$404,385

(1)	Each of Messrs. Dell’Aera, Golden, Panagos, Ryan, Wallace, and Wallander served on the Board of Directors from the beginning of Fiscal 2025 through June 11, 2025.

(2)	Appointed to the Board of Directors effective June 11, 2024.
(3)
In November 2023, as a result of the then current depreciated stock price, the Compensation Committee of the Board granted each eligible director the right to receive up to $200,000 in either cash or equity, of which $100,000 was paid in cash in Fiscal 2024, and $100,000 was paid in cash in Fiscal 2025.

Equity Compensation Plan Information
The following table sets forth information as of May 3, 2025 regarding the Company’s equity compensation plan. The only plan pursuant to which the Company may currently make additional equity grants is the Equity Incentive Plan.

Plan category	[a] Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	[b] Weighted- average exercise price of outstanding options, warrants and rights(1)	[c] Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column [a])
Equity compensation plans approved by stockholders	1,784,490	10.82	274,662
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	1,784,490	10.82	274,662

(1)	Represents shares of Common Stock to be issued upon vesting of outstanding restricted stock units, which shares are issued for no additional consideration.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policy and Procedures Governing Related Person Transactions
Our Audit Committee of the Board of Directors utilizes procedures in evaluating the terms and provisions of proposed related party transactions or agreements in accordance with the fiduciary duties of directors under Delaware law. Our related party transaction procedures contemplate Audit Committee review and approval of all new agreements, transactions or courses of dealing with related parties, including any modifications, waivers or amendments to existing related party transactions. We conduct tests to ensure that the terms of related party transactions are at least as favorable to us as could have been obtained from unrelated parties at the time of the transaction. The Audit Committee considers, at a minimum, the nature of the relationship between us and the related party, the history of the transaction (in the case of modifications, waivers or amendments), the terms of the proposed transaction, our rationale for entering into the transaction and the terms of comparable transactions with unrelated third parties. In addition, management and internal audit annually analyze all existing related party agreements and transactions and review them with the Audit Committee.
Related Person Transactions
We believe that the transactions and agreements discussed below between us and related third parties are at least as favorable to us as could have been obtained from unrelated parties at the time they were entered into.
MBS Textbook Exchange, LLC
MBS Textbook Exchange, LLC (“MBS”), which was majority owned by Leonard Riggio (“Mr. Riggio”), was acquired in February 2017, and is now a wholly-owned subsidiary of the Company. Mr. Riggio had been a principal owner holding more than 5% of our Common Stock until June 25, 2024, when he filed a Schedule 13D/A (reporting for June 11, 2024), which reports Mr. Riggio’s current beneficial ownership of the Company’s Common Stock as 0.1%. MBS leases its main warehouse and distribution facility located in Columbia, Missouri from MBS Realty Partners, L.P., which is majority-owned by Mr. Riggio, with the remaining ownership by other sellers of MBS. The lease was originally entered into in 1991 (the “MBS Lease”) and included a renewal option that extended the lease term through September 1, 2023. Effective January 1, 2023, MBS amended the lease to lower the rent and extend the term to December 31, 2024. Effective January 1, 2025, the MBS Lease was amended to further decrease the rent and extend the term to December 31, 2028. In Fiscal 2025 and in Fiscal 2024, rent payments to MBS Realty Partners L.P. were approximately $0.7 million and $0.7 million, respectively.
TopLids LendCo, LLC
TopLids LendCo, LLC (“TopLids”) was an owner of more than 5% of our Common Stock throughout Fiscal 2024 and portions of Fiscal 2025, until May 15, 2025, when TopLids filed a Schedule 13G/A (reporting for March 31, 2025), which reported TopLids’ beneficial ownership of the Company’s Common Stock at the time as 4.9%. TopLids is an affiliate of Fanatics Retail Group Fulfillment, LLC and Fanatics Lids College, Inc. (collectively referred to herein as the “F/L Relationship”), which previously entered into merchandising and e-commerce service providers agreement with us. On June 7, 2022, we entered into a Term Loan Credit Agreement with TopLids LendCo, LLC and Vital Fundco, LLC. In Fiscal 2025 and in Fiscal 2024, total commission revenue from the F/L Relationship was $116.5 million and $126.9 million, respectively.
Vital Fundco, LLC
As disclosed above, Vital Fundco, LLC (“Vital Fundco”) currently owns more than 5% of our Common Stock. Vital Fundco is a subsidiary of Vital Technologies, Inc. On June 7, 2022, we entered into a Term Loan Credit Agreement with TopLids LendCo, LLC and Vital Fundco. We have contracted with VitalSource Technologies, LLC to provide digitally formatted courseware, from all major publishers. Total purchases from Vital Fundco were $454.5 million and $331.2 million, in Fiscal 2025 and in Fiscal 2024, respectively.

PROPOSAL TWO: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables the Company’s stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.
The Company’s executive compensation program is designed to advance the philosophy of the Compensation Committee of the Board of Directors of paying for performance, paying competitively and aligning pay to business objectives and the Company’s long-term strategy. To align executive pay with both the Company’s financial performance and long-term strategy, a significant portion of the NEOs’ compensation is based on the performance of the Company, and the compensation program is designed to reward both annual and long-term performance. Annual performance is rewarded through base salary and annual incentive compensation. Long-term performance is rewarded through equity-based awards, the value of which is based upon the performance of the Company’s Common Stock price.
The Compensation Committee and the Board of Directors believe that the Company’s Fiscal 2025 executive compensation program aligned well with the Compensation Committee’s philosophy and sufficiently linked to the Company’s performance.
For additional information on the Company’s executive compensation program and how it reflects the Compensation Committee’s philosophy and is linked to the Company’s performance, see the “Compensation Overview” herein.
We are asking for stockholder approval, on an advisory basis, of the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules, which disclosures include the disclosures under the Compensation Overview above, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this Proxy Statement.
This vote is advisory and therefore not binding on the Company, the Board of Directors or the Compensation Committee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
THE FOLLOWING RESOLUTION:
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement pursuant to Item 402 of SEC Regulation S-K, including the Compensation Overview above, the compensation tables and narrative discussion be, and hereby is, approved.”

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee has appointed the firm of BDO USA, P.C. (“BDO”) as our independent registered public accounting firm for the fiscal year ending May 2, 2026. Although our Bylaws and applicable legal requirements do not require stockholder ratification of the selection of BDO as our independent registered public accounting firm, our Board of Directors is submitting the selection of BDO to our stockholders for ratification as a matter of good corporate practice. Before selecting BDO, the Audit Committee considered the firm’s qualifications as independent registered public accountants and concluded that based on its prior performance and its reputation for integrity and competence, it is qualified.
In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection but may elect to retain BDO. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.
On July 2, 2024, the Company was informed by Ernst & Young LLP (“EY”), the Company’s then-current independent registered public accounting firm, that EY declined to stand for reappointment as the Company’s independent auditor for the Company’s fiscal year ending May 3, 2025.
EY’s audit report on the Company’s consolidated financial statements as of and for the years ended April 29, 2023 and April 27, 2024 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.
During the years ended April 29, 2023 and April 27, 2024, and through the date EY declined to stand for reappointment, there were no (a) disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter thereof in connection with its reports for such periods; or (b) reportable events as described under Item 304(a)(1)(v) of Regulation S-K.
On July 17, 2024, the Audit Committee approved the appointment of BDO as the Company’s independent registered public accounting firm for the fiscal year ending May 3, 2025, which appointment was ratified by the Company’s stockholders.
We expect that a representative of BDO will be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.
THE BOARD OF DIRECTORS CONSIDERS BDO TO BE WELL QUALIFIED AND
UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION.

AUDIT RELATED MATTERS
Principal Accountant Fees and Services
The following table sets forth the aggregate fees paid to BDO during Fiscal 2025 and Fiscal 2024:

	Fiscal 2025 (BDO)	Fiscal 2024 (BDO)
Audit Fees(1)	$1,678,671	—
Audit-Related Fees(2)	—	27,889
Tax Fees(1)	16,712	—
All Other Fees(1)	—	—
Total	$1,695,383	$27,889

(1)	The Company did not incur any audit fees, tax fees or other fees from BDO during Fiscal 2024.
(2)	Consists of fees billed for rendering profit sharing audit services for MBS Textbook Exchange, LLC, a wholly-owned subsidiary of the Company.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accounting Firm
In accordance with the Company’s Audit Committee charter, the Audit Committee pre-approves all audit, audit-related, tax and all permissible non-audit services provided by our independent registered public accounting firm, based on policies and procedures developed by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by our independent registered public accounting firm.
Audit Committee Report
The Audit Committee assists the Board of Directors with its oversight responsibilities regarding the Company’s financial reporting process. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including the Company’s accounting policies, internal audit function, internal control over financial reporting and disclosure controls and procedures. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements.
With regard to the fiscal year ended May 3, 2025, the Audit Committee (a) reviewed and discussed with management our audited consolidated financial statements as of May 3, 2025, and for the year then ended; (b) discussed with BDO, the Company’s independent auditors for Fiscal 2025, the matters required by Public Company Accounting Oversight Board of Directors (“PCAOB”) AU Section 380, Communications with Audit Committees; (c) received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee regarding independence; and (d) discussed with BDO their independence.
Based on the review and discussions described above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended May 3, 2025, for filing with the Securities and Exchange Commission.
Audit Committee
Sean Vijay Madnani (Chair)
Kathryn Eberle Walker
Denise Warren

PROPOSAL FOUR: AUTHORIZATION TO ADJOURN THE ANNUAL MEETING
In this proposal, we are asking our stockholders to authorize the holders of any proxy solicited by our Board, and each of them individually, to vote to adjourn the Annual Meeting to another time and place, if necessary, to enable our Board to solicit additional proxies in favor of the other proposals in this Proxy Statement, in the event there are not sufficient votes to approve those proposals. If our stockholders approve this proposal to adjourn the Annual Meeting, we could adjourn, postpone or continue the Annual Meeting and any adjourned session of the Annual Meeting to use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted against any of the other proposals. Among other things, approval of this proposal to adjourn the Annual Meeting could mean that, even if we had received proxies representing a sufficient number of votes to defeat one or more of the other proposals, we could adjourn the Annual Meeting without a vote on such proposals and seek to convince our stockholders to change their votes in favor of such proposals.
If it is necessary or appropriate to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to our stockholders, if the time and place to which the Annual Meeting is adjourned is announced at the Annual Meeting, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
THE AUTHORIZATION TO ADJOURN THE ANNUAL MEETING AS SET FORTH IN THIS PROPOSAL.

OTHER MATTERS
Other Matters Brought Before the Annual Meeting
As of the date of this Proxy Statement, the Company does not intend to present any business for action at the Annual Meeting other than as described in this Proxy Statement, and the Company has not been notified of any stockholder proposals intended to be raised at the Annual Meeting.
Proxy Solicitation
Proxies are being solicited by our Board of Directors through the mail, in person, by telephone, email, the Internet or other electronic means. The Company will pay all solicitation expenses in connection with this Proxy Statement and related proxy soliciting material of the Board of Directors, including the expense of preparing, printing, assembling and mailing this Proxy Statement and any other material used in the Board of Directors’ solicitation of proxies.
The Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons and obtain their voting instructions. The Company will reimburse such persons for their expenses in connection with the foregoing activities.
Financial and Other Information
The Company’s Annual Report for Fiscal 2025, including financial statements, is being sent to stockholders together with this Proxy Statement.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to multiple stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process of “householding” potentially provides extra convenience for stockholders and cost savings for companies. A number of brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single proxy statement and proxy card will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker or us. You can notify us by sending a written request to the Company’s Corporate Secretary, Barnes & Noble Education, Inc., 180 Park Avenue, Suite 301, Florham Park, New Jersey 07932, or by calling 908-991-2665.
Stockholder Proposals
Assuming a distribution date of February 3, 2026, stockholder proposals submitted for inclusion in our proxy materials for the 2026 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company’s Corporate Secretary, at Barnes & Noble Education, Inc., 180 Park Avenue, Suite 301, Florham Park, New Jersey 07932, no later than October 6, 2026; provided, however, that if the date of the 2026 annual meeting of stockholders is changed by more than 30 calendar days from the date of the Annual Meeting, then the deadline is a reasonable time before we begin to print and distribute our proxy materials.
In addition, the Company’s Bylaws require that any eligible stockholder wishing to make a nomination for director, or wishing to introduce any business, at our 2026 annual meeting of stockholders must give the Company advance notice in accordance with the Company’s Bylaws. To be timely, the Company must receive such notice for its 2026 annual meeting of stockholders at its offices mentioned above no earlier than November 10, 2026 and no later than December 10, 2026. Notwithstanding the foregoing, stockholders shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth therein. Our Bylaws have been publicly filed with the SEC.
In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2026 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than

January 9, 2027. If the date of the 2026 annual meeting is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2026 annual meeting and the 10th calendar day following the date on which public announcement of the date of the 2026 annual meeting is first made.
The delivery of this Proxy Statement after the date of this Proxy Statement shall, under no circumstances, create any implication that there has been no change in the affairs of the Company since the date of this Proxy Statement. Other than the Company, no person has been authorized by the Board of Directors to give you any information or to make any representations in connection with the solicitation of proxies by the Board of Directors, and if any such information is given or any such representations are made, they must not be relied upon as having been authorized by the Board of Directors.
Your vote is very important no matter how many shares you own. You are urged to read this Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy: (a) by telephone or the Internet following the instructions outlined in this Proxy Statement and on the enclosed proxy card or (b) by signing, dating and returning the enclosed proxy card in the postage-paid return envelope provided.

By Order of the Board of Directors

William C. Martin, Chairman of the Board of Directors

February 3, 2026

BNED

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM ET on March 9, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting – Go to **www.virtualshareholdermeeting.com/BNED2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM ET on March 9, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83169-P45807 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

BARNES & NOBLE EDUCATION, INC.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE FOR ALL THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, AND 4.

Nominees:	**For**	**Against**	**Abstain**
1a. William C. Martin	☐	☐	☐
1b. Emily S. Hoffman	☐	☐	☐
1c. Sean Vijay Madnani	☐	☐	☐
1d. Eric B. Singer	☐	☐	☐
1e. Kathryn ("Kate") Eberle Walker	☐	☐	☐
1f. Denise Warren	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on March 10, 2026:
The Annual Report and Proxy Statement are available at www.proxyvote.com.

V83170-P45807

BARNES & NOBLE EDUCATION, INC.
Annual Meeting of Stockholders
March 10, 2026 10:00 AM ET
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) William C. Martin, Jonathan Shar, and Christopher Neumann, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BARNES & NOBLE EDUCATION, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on March 10, 2026, virtually at www.virtualshareholdermeeting.com/BNED2025, and any adjournment or postponement thereof.

The Board of Directors unanimously recommends that you vote FOR all the nominees in Proposal 1 and FOR Proposals 2, 3, and 4.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

In their discretion, the proxies are each individually authorized to vote upon and transact such other business as may be properly brought before the Annual Meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side